UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

Oil-Dri Corporation of America
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

October 28, 2025
Dear Stockholder:
The Board of Directors and all of us on the management team of Oil-Dri Corporation of America cordially invite you to attend the 2025 Annual Meeting of Stockholders, which will be held virtually on Tuesday, December 9, 2025, at 9:30 a.m., Central Time (the “2025 Annual Meeting”). You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/ODC2025. You will not be able to attend the 2025 Annual Meeting in person.
The matters expected to be acted on at the 2025 Annual Meeting are described in the attached accompanying Proxy Statement. We are recommending a slate of nine directors to be elected to our Board of Directors. Their biographies and qualifications appear in the Proxy Statement. In addition, we ask that you ratify the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending July 31, 2026.
We encourage you to read our Annual Report on Form 10-K for the fiscal year ending July 31, 2025 that is available at www.proxyvote.com. It includes information on our operations, markets, products, services, and known risk factors, as well as our audited consolidated financial statements.
We are holding the 2025 Annual Meeting virtually because we believe the virtual format will enable stockholders to attend and participate fully and equally, improve meeting efficiency and our ability to effectively communicate and engage with our stockholders and provide for cost savings to us and our stockholders.
Immediately following adjournment of the 2025 Annual Meeting, we will review with attendees the results of the past year and look at some of the potential opportunities that lie ahead.
We look forward to your participation in the 2025 Annual Meeting. Whether you plan to attend the 2025 Annual Meeting or not, you can be sure your shares are represented at the 2025 Annual Meeting by voting over the Internet or by telephone, as instructed in the Notice of Internet Availability of Proxy Materials or proxy card. If you received a Notice of Internet Availability of Proxy Materials in the mail, you may also request a paper copy of the proxy materials and proxy card to submit your vote by mail if you prefer.

Sincerely,

DANIEL S. JAFFEE
Chairman of the Board of Directors and President and Chief Executive Officer

This Proxy Statement is dated October 28, 2025 and is being made available to stockholders via the Internet on or about October 28, 2025.

i

OIL-DRI CORPORATION OF AMERICA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held virtually on December 9, 2025

To Our Stockholders:

The 2025 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the “Company”), will be held virtually at 9:30 a.m., Central Time, on Tuesday, December 9, 2025 (the “2025 Annual Meeting”), at www.virtualshareholdermeeting.com/ODC2025.
The 2025 Annual Meeting will be held for the following purposes:
1.    To elect nine directors;
2.    To ratify the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending July 31, 2026; and
3.    To transact such other business as may properly come before the 2025 Annual Meeting and any adjournment thereof.
Our Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock (as each term is defined in the accompanying Proxy Statement) at the close of business on Monday, October 13, 2025 are entitled to notice of, and to vote at, the 2025 Annual Meeting and any adjournment thereof.
A list of stockholders entitled to vote at the 2025 Annual Meeting will be available for examination by any stockholder at the 2025 Annual Meeting and at our corporate headquarters, located at 410 North Michigan Avenue, Suite 400, Chicago, IL 60611, for a period of ten days prior to the Annual Meeting.
Your vote is very important. Whether you intend to attend the virtual 2025 Annual Meeting or not, you are encouraged to vote, as promptly as possible, over the Internet or by telephone, as instructed in the Notice of Internet Availability of Proxy Materials or proxy card. If you received a Notice of Internet Availability of Proxy Materials in the mail, you may also request a paper proxy card to submit your vote by mail if you prefer.
For further information relating to the 2025 Annual Meeting, please see the following pages.

By Order of the Board of Directors,

Anthony W. Parker
General Counsel and Secretary
Chicago, Illinois
October 28, 2025

ii

    Notice of Internet Availability of Proxy Materials: The Company is pleased to take advantage of the United States Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. These rules allow the Company to provide you with the information you need while lowering the costs and environmental impact associated with printing and mailing proxy materials for the 2025 Annual Meeting. Our proxy materials, including this Notice of Annual Meeting of Stockholders, our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 and the proxy card for the 2025 Annual Meeting, are available on the Internet at http://www.oildri.com/proxymaterials. On or about October 28, 2025, we will mail to most of our stockholders a notice containing instructions on how to access these proxy materials and to vote via the Internet or by telephone.

    Online Attendance of the 2025 Annual Meeting: You are entitled to attend and participate in the 2025 Annual Meeting if you were a stockholder of record as of the close of business on October 13, 2025. To attend and participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form. You may also ask questions, vote online, and examine our stockholder list during the 2025 Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/ODC2025 during the 2025 Annual Meeting. Please see “Virtual Meeting Format” beginning on page 1 of the accompanying Proxy Statement for details regarding the virtual 2025 Annual Meeting.

iii

OIL-DRI CORPORATION OF AMERICA
410 North Michigan Avenue
Suite 400
Chicago, Illinois 60611-4213
______________
PROXY STATEMENT
______________
GENERAL INFORMATION
     This Proxy Statement is delivered on behalf of the Board of Directors (“Board”) of Oil-Dri Corporation of America, a Delaware corporation (the “Company”), in connection with the solicitation by the Board of proxies to be voted at the virtual 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) to be held at 9:30 a.m., Central Time, on Tuesday, December 9, 2025, and at any postponements or adjournments thereof. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being distributed, and the Notice of Annual Meeting of Stockholders, this Proxy Statement and form of proxy are being made available on the Internet, on or about October 28, 2025. In addition, we encourage you to review our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 that was filed on October 9, 2025 (the “2025 Annual Report”).
    As a stockholder, you are invited to attend the virtual 2025 Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules and regulations promulgated by the United States Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares. Whenever we refer in this Proxy Statement to the “2025 Annual Meeting,” we are also referring to any meeting that results from an adjournment of the 2025 Annual Meeting. Except as otherwise indicated herein or as the context otherwise requires, references to the “Company,” “we,” “us” or “our” refer to Oil-Dri Corporation of America.
Virtual Meeting Format
    We are holding the 2025 Annual Meeting virtually because we believe the virtual format will enable stockholders to attend and participate fully and equally, improve meeting efficiency and our ability to effectively communicate and engage with our stockholders and provide for cost savings to us and our stockholders.
    The 2025 Annual Meeting will provide the same rights and opportunities to participate as you would have at an in-person meeting. Stockholders of record as of the close of business on October 13, 2025 (the “Record Date”) will be able to attend and participate online and submit questions during the 2025 Annual Meeting by visiting www.virtualshareholdermeeting.com/ODC2025.
    To attend and participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The 2025 Annual Meeting will begin promptly at 9:30 a.m. Central Time. We encourage you to access the 2025 Annual Meeting prior to the start time. Online access will begin at 9:15 a.m. Central Time.
    If you do not have a 16-digit control number, you may still attend the 2025 Annual Meeting as a guest in “listen-only” mode. To attend as a guest, please access www.virtualshareholdermeeting.com/

ODC2025 and enter the information requested on the screen to register as a guest. Please note that if you participate as a guest, you will not have the ability to ask questions, vote, or examine the list of stockholders during the 2025 Annual Meeting. After the 2025 Annual Meeting, an archived copy of the audio webcast will be posted on our website at www.oildri.com/investors and will remain available for at least one year following the 2025 Annual Meeting.
    The virtual 2025 Annual Meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the 2025 Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the 2025 Annual Meeting.
    If you encounter any difficulties accessing the virtual 2025 Annual Meeting during the check-in or meeting time, please call technical support at (844) 986-0822 (US) or (303) 562-9302 (International) for assistance. Technical support will be available beginning at 9:15 a.m. Central Time on December 9, 2025 through the conclusion of the 2025 Annual Meeting.
Special Note Regarding the 2025 Stock Split
On January 3, 2025, we completed a two-for-one split in the form of a stock dividend. Stockholders of record as of the close of business on December 20, 2024 received a distribution of one additional share of Common Stock, par value $0.10 per share ("Common Stock"), for each share of Common Stock held by such stockholder and one additional share of Class B Stock, par value $0.10 per share ("Class B Stock"), for each share of Class B Stock held by such stockholder as of the record date (the “Stock Split”). Share amounts and prices per share of our Common Stock and Class B Stock in this Proxy Statement have been adjusted, as applicable, to reflect the Stock Split.

Commonly Asked Questions and Answers
1.    Why am I receiving these materials?
The Notice is being delivered to all stockholders of record as of the close of business on the Record Date, or October 13, 2025, in connection with the solicitation of proxies on behalf of our Board for use at the 2025 Annual Meeting to be held on December 9, 2025 or any adjournment thereof.
2.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we may furnish proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2025 Annual Report, and the proxy card for the 2025 Annual Meeting (collectively, “proxy materials”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are mailing the Notice to our stockholders of record owners as of the Record Date and making the proxy materials available on the Internet.

3.    How can I access the proxy materials over the Internet?
The Notice and proxy card contain instructions on how to view the proxy materials on the Internet, vote your shares on the Internet, and request electronic delivery of future proxy materials. Electronic copies of this Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. If you received a Notice and would like to receive a paper copy of the proxy materials free of charge, please follow the instructions in the Notice.
4.    Why is the Company holding a virtual annual meeting?
Hosting the 2025 Annual Meeting virtually allows for increased and broader stockholder attendance and participation, improves meeting efficiency and our ability to effectively communicate and engage with our stockholders and provides for cost savings to the Company and our stockholders. We believe that we are observing best practices for virtual shareholder meetings, including by providing a support line for technical assistance and addressing as many stockholder questions as time allows.
5.    Do I need to register in advance to attend the virtual 2025 Annual Meeting?
You do not have to register in advance to attend the virtual 2025 Annual Meeting.
6.    Who is entitled to vote at the 2025 Annual Meeting?
Our Board has established the close of business on Monday, October 13, 2025 as the Record Date for the 2025 Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the 2025 Annual Meeting. A list of stockholders will be available for examination by any stockholder at the 2025 Annual Meeting and at our corporate headquarters, located at 410 North Michigan Avenue, Suite 400, Chicago, IL 60611, for a period of ten days prior to the 2025 Annual Meeting.
Holders of Common Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class. Holders of Class B Stock are entitled to convert any and all of their shares into shares of Common Stock on a share-for-share basis at any time. Shares of Class B Stock are also subject to mandatory conversion under certain circumstances. As of the Record Date, 10,373,180 shares of Common Stock and 4,269,856 shares of Class B Stock were outstanding.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the virtual 2025 Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” (also referred herein from time to time as a “beneficial stockholder”) and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares (see Question 9 (“How do I cast my vote?”) and Question 12 (“How are broker non-votes and abstentions counted?”) below for more information). Beneficial owners are also invited to attend the 2025 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares or ask questions at the virtual 2025 Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
7.    What proposals are being voted on at the 2025 Annual Meeting?
Stockholders are being asked to vote upon the following items of business at the 2025 Annual Meeting:
1.the election of nine directors, each to hold office for a one-year term ending at our 2026 Annual Meeting of Stockholders;
2.the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent auditor for the fiscal year ending July 31, 2026 (“fiscal 2026”); and
3.to transact such other business as may properly come before the 2025 Annual Meeting.
Our Board knows of no other items of business that will be presented for consideration at the 2025 Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received prior to the deadline specified in our Amended and Restated By-Laws (“By-Laws”), so no such matters may be brought to a vote at the 2025 Annual Meeting.
8.    What are the voting recommendations of the Board?
Our Board recommends that you vote your shares as follows:
•“FOR” the election of each of the nine nominees to the Board; and
•“FOR” the ratification of the appointment of Grant Thornton as the Company’s independent auditor for fiscal 2026.
9.    How do I cast my vote?
If you are a stockholder of record as of the Record Date, you may vote in several different ways:
Online at the 2025 Annual Meeting
Stockholders of record as of the close of business on the Record Date may vote online during the 2025 Annual Meeting. You will need the 16-digit control number included on your Notice, proxy card or voting instruction form to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/ODC2025. Beneficial owners will need to follow their brokers’ procedures for obtaining a legal proxy in order to vote online during the 2025 Annual Meeting. Voting electronically online during the 2025 Annual Meeting will replace any previous votes.
By Internet (prior to the 2025 Annual Meeting)
You may vote using the Internet by submitting your voting instructions at www.proxyvote.com. You should have the Notice or your proxy card available when you go online. If you vote on the Internet, you may also request electronic delivery of future proxy materials. Internet voting for stockholders of record will be available until 11:59 p.m., Eastern Time, on December 8, 2025.
By Telephone
You may vote by calling 1-800-690-6903. Please have your proxy card in hand when you call and use any touch-tone phone to transmit your voting instructions. Telephone voting for stockholders of record will be available until 11:59 p.m., Eastern Time, on December 8, 2025.

By Mail
You may vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card, and then completing, signing, dating and returning the proxy card in the postage-paid envelope provided with the paper copy of the proxy materials.
If you are a beneficial stockholder (see Question 6 “Who is entitled to vote at the 2025 Annual Meeting?” above for more information), you must provide instructions to your bank, broker or other nominee as to how your shares should be voted. Your bank, broker or other nominee will usually provide you with the appropriate voting instruction form at the time you receive this Proxy Statement. The availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on your bank, broker or other nominee. We recommend that you follow the voting instructions on the materials you receive from that entity. Your shares may be voted on certain matters even if you do not provide voting instructions because banks, brokers and nominees generally have the authority under New York Stock Exchange (“NYSE”) rules to vote on “routine matters.” The proposal to ratify the appointment of Grant Thornton as our independent auditor for fiscal 2026 is considered a routine matter. The election of directors is considered a non-routine matter.
Unless you decide to change your vote, use only one method to send us your vote. If you requested a printed set of the proxy materials and voted by telephone or by Internet, you do not have to return your proxy card. Even if you plan to virtually attend the 2025 Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the virtual 2025 Annual Meeting.
If you vote by proxy, the individuals named as proxyholders will vote the shares as instructed. If no contrary instructions are indicated in the proxy, each proxy will be voted “FOR” the election of the nine nominees to our Board named below and “FOR” the ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2026. In their discretion, the proxy holders named on the proxy are authorized to vote on any other matters that may properly come before the 2025 Annual Meeting.
10.    Can I change my vote and/or revoke my proxy?
Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the 2025 Annual Meeting. If you are the stockholder of record, you may do this by:
•voting again on the Internet or by telephone prior to 11:59 p.m., Eastern Time, on December 8, 2025;
•signing another proxy card with a later date and delivering it to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, prior to the 2025 Annual Meeting; or
•voting online at the 2025 Annual Meeting (see Question 9 “How do I cast my vote?” above).
If you are a beneficial stockholder and you have instructed your bank, broker or other nominee to vote your shares, you may revoke those instructions by following the directions received from your bank, broker or other nominee to change those instructions. Your attendance at the 2025 Annual Meeting itself will not revoke your proxy unless you vote online at the virtual 2025 Annual Meeting.
11.    What constitutes a quorum at the 2025 Annual Meeting?
A majority of all outstanding shares of Common Stock and Class B Stock entitled to vote at the 2025 Annual Meeting must be present virtually or represented by proxy at the 2025 Annual Meeting to constitute a quorum for the transaction of business at the 2025 Annual Meeting. Once a share is represented for any purpose at the 2025 Annual Meeting, it will be deemed present for quorum purposes for the remainder of the 2025 Annual Meeting (including any meeting resulting from an adjournment of the 2025 Annual Meeting, unless a new record date is set).
12.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held as of record by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal.
At the 2025 Annual Meeting, the only routine matter is the proposal to ratify the appointment of Grant Thornton as our independent auditor for fiscal 2026. Therefore, absent directions from you, your broker will have discretion to vote on this proposal but will not have discretion to vote on the election of directors. Broker non-votes and abstentions will be counted towards determining whether or not a quorum is present at the 2025 Annual Meeting. However, broker non-votes and abstentions will have no effect on the outcome of the election of directors at the 2025 Annual Meeting and broker non-votes will have no effect on the outcome of the proposal to ratify the appointment of Grant Thornton as our independent auditor for fiscal 2026 but abstentions will have the effect of a vote “against” such proposal to ratify Grant Thornton’s appointment.

13.    How many votes are needed to approve the proposals?
Directors are elected by a plurality of votes cast. Accordingly, we count proxies marked for all nominees listed (including executed proxies submitted by stockholders who request to receive paper copies of the proxy materials that are not marked regarding the election of directors, which will be voted for all listed nominees), or those voting for some but not all nominees that specify votes withheld for one or more designated nominees, to determine the total number of votes cast for each nominee. The nine nominees who receive the largest number of votes will be elected. Broker non-votes will have no effect on the outcome of the election of directors.
An affirmative majority of the votes present virtually or represented by proxy at the 2025 Annual Meeting and entitled to vote thereon is necessary for ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2026. Any abstention has the same legal effect as a vote against this proposal. Because the proposal for the ratification of the appointment of Grant Thornton as our independent auditor for fiscal 2026 is considered a routine matter under the rules of the NYSE, banks, brokers and other nominees are able to vote on this matter even if no voting instructions are provided by the beneficial owner.
14.    Who will count the vote?
We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual stockholders are kept confidential from the Company’s management and directors. Only Broadridge, as the proxy tabulator and Inspector of Election, has access to the ballots, proxy cards and voting instruction forms. Broadridge will disclose information taken from the ballots, proxy cards and voting instruction forms only in the event of a proxy contest or as otherwise required by law.
15.     How do I ask questions during the virtual 2025 Annual Meeting?

Stockholders of record or beneficial owners who have obtained a legal proxy from their brokers may submit questions during the 2025 Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/ODC2025, typing your question into the “Ask a Question” field, and clicking “Submit.”
Questions pertinent to the 2025 Annual Meeting that comply with the meeting Rules of Conduct will be answered during the 2025 Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.
16.    Where can I find the voting results of the 2025 Annual Meeting?
We intend to announce preliminary voting results at the 2025 Annual Meeting. Within four business days following the adjournment of the 2025 Annual Meeting, we intend to disclose the final voting results of each proposal being voted on at the 2025 Annual Meeting in a Current Report on Form 8-K.
17.    How does a stockholder propose actions for consideration at next year’s annual meeting of stockholders?
For your proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive your written proposal no later than June 30, 2026. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2026 annual meeting of stockholders, no later than October 10, 2026). However, if the date of the 2026 annual meeting is changed by more than 30 calendar days from such anniversary date, then notice must provided by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.
Your proposal should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, at the Company’s principal executive offices at 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Further, be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and other applicable laws. Although our Board will consider all proposals, it has the right to omit any proposals it is not required to include. Proposals submitted in writing between June 30, 2026 and July 30, 2026 (assuming the meeting is held not more than 30 days from December 9, 2026) may be considered at next year’s annual meeting but will not be included in our proxy statement. All proposals should be addressed to the Corporate Secretary, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. In addition, the proposal must satisfy all of the other requirements set forth in our By-Laws and all applicable laws.
18.    Can I elect to receive future proxy solicitations via mail or online?
Yes, you may either request to receive printed copies of all future proxy statements, proxy cards and annual reports in the mail or request to receive all such future proxy materials via e-mail or the Internet. If you request to receive all future proxy materials via e-mail or the Internet, you will not receive paper copies of these stockholder communications in the mail. To sign up for electronic delivery, follow the instructions on the form of proxy card under the heading “ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS” to indicate that you agree to receive or access stockholder communications electronically in future years. If you hold your shares through a bank, broker or other nominee, contact that entity for information as to whether and how you can elect electronic delivery.
19.    Why did I receive more than one package of proxy materials?
This means that you have multiple accounts holding shares of Common Stock or Class B Stock. These may include accounts with our transfer agent, Computershare, and accounts with a bank, broker or other nominee. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction form that you receive with each package of proxy materials to ensure that all of your shares are voted.
20.    Can I receive future proxy statements, annual reports and certain other stockholder information in a single package per household?
If you have elected to receive paper copies of the proxy materials and your household received more than one copy of the Company’s 2025 Annual Report and Proxy Statement, and you wish to reduce the number you receive, you may enroll in householding online at www.proxyvote.com or you may check the “yes” box on the proxy card next to the statement “Please indicate if you consent to receive certain future investor communications in a single package per household.” By checking this box, you are consenting to the mailing of the proxy statements, annual reports and certain other stockholder information in a single package per household. Please note that each registered stockholder in your household will need to consent to this option in order for the household delivery to take effect for such stockholder’s mailings. Despite signing up for household delivery of certain stockholder mailings, the Company will continue to separately mail a proxy card for each registered stockholder account.
You may revoke your consent at any time by calling (866) 540-7095 or writing to Broadridge Financial Solution, Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you revoke your consent, the Company will begin sending you individual copies of these documents within 30 days after receipt of your revocation notice.
21.    Who may solicit proxies?
Our directors, officers and employees may solicit proxies on behalf of our Board via mail, telephone, facsimile, e-mail and personal contact. Our directors, officers and employees will receive no additional compensation for soliciting proxies.
22.    Who pays for the cost of this proxy solicitation?
We will bear the cost of this proxy solicitation, including reimbursing banks, brokers and other nominees for reasonable expenses of sending out proxy materials to beneficial stockholders.
23.    What if I have additional questions not addressed here?
You may call our Investor Relations department at (312) 321-1515 or e-mail InvestorRelations@oildri.com.

CORPORATE RESPONSIBILITY & ESG

Our Values
We are committed to doing business in a sustainable and socially responsible manner, which we believe will drive long-term value creation for our Company and all of our stakeholders, as well as managing the risks and opportunities that are presented by Environmental, Social, and Governance (“ESG”) issues. At the heart of everything we do are our “WE CARE” values. These values apply not only to our employees, who we refer to as our “teammates,” and our relationship with the communities and properties where our mines, offices, and production facilities are located, but we also seek to engage with customers, vendors, and other stakeholders who align with our values as well as those reflected in the communities in which we live and work.

Our Approach
In keeping with the Company’s values, we formally launched an ESG program in 2021. However, much of the positive impact made in relation to ESG initiatives goes back many years, and in some cases, decades. Whenever possible, our ESG approach is designed to align with the Sustainability Accounting Standards Board.
We also maintain a webpage dedicated to our ESG and other corporate responsibility practices and accomplishments on the Company’s website, which can be found at https://www.oildri.com/responsibility/. The information provided on the Company’s website is referenced in this Proxy Statement for information purposes only and shall not be deemed to be a part of or incorporated by reference into this Proxy Statement or any of the Company’s other filings with the SEC.

Environmental
In terms of Oil-Dri’s Environmental impact, we are proud of our organization’s long-term land reclamation and restoration successes at our mining locations. Our teams are continuously restoring mined areas and replanting indigenous vegetation. In the past, Oil-Dri has been awarded for its history of land reclamation.

Certain of our products themselves have environmental benefits and/or support federal and state environmental programs. This is shown through our antibiotic alternative mineral based feed additives; the logistics and transportation benefits of lightweight cat litter, which were recognized by our customer Walmart Inc. with their Responsibility Award for positive impact on consumers’ lives; and our adsorbent clay products sold to customers participating in federal and state renewable fuel programs that are intended to reduce greenhouse gas emissions and expand the nation’s renewable fuel sectors.
Our production facilities are focused on minimizing energy consumption while continuing to support sales growth. The Company has implemented an array of energy programs, including solar power, upgraded compressed air systems, highly efficient LED lights to reduce electricity use, and is in the process of replacing all diesel forklifts used at our facilities with electric forklifts.
Social
From a Social perspective, our culture and values, along with our teammates, are our most valuable assets. Our “WE CARE” culture helps drive the Company’s focus on the well-being of our teammates, from compensation and benefits to community outreach to safety.
The Company believes our success is enhanced by a workforce that reflects the diversity of the communities and countries in which we live and work. Diverse perspectives are encouraged and needed in order to help our company achieve its vision and to continue to grow. We are committed to cultivating and preserving a culture of inclusion.
Our focus on cultivating and preserving a culture of inclusion starts from the top, with our Board. We seek to foster a boardroom environment and culture that promotes new perspectives, innovation, and deliberation. The composition of our directors with respect to tenure and gender diversity are shown below:

The Company also has a strong history of gender diversity at all levels of its teammates with women comprising approximately 36% of all salaried staff and 33% of our executive officers.

Governance & Compliance
In the area of corporate Governance and Compliance, we take pride in our culture that emphasizes high moral and ethical values and conducting business with honesty, integrity, and a passion for excellence. The first “E” in “WE CARE” stands for Ethics, and the Company believes in the importance of reinforcing our ethical policies and procedures with the “tone from the top.” The Company has adopted policies and procedures, many of which are available on the investor relations page of our website at www.oildri.com, including, among others, a Code of Ethics and Business Conduct, a Whistleblower Response Policy, a Human Rights Policy modeled after suggestions from the United Nations, a Supplier Code of Conduct, an Insider Trading Policy, and a Related Party Transactions Policy. Our compliance training emphasizes the necessity of whistleblower procedures, protection, and zero tolerance for retaliation. This training is given within the first few months of hire to new teammates with sales and/or leadership roles who interact with customers and/or teammates outside the U.S. Additionally, all teammates are required to annually certify to certain of our policies, including but not limited to our Code of Ethics and Business Conduct, and compliance training is repeated annually at our Global Sales Meeting for all attending teammates; including sales teams across the globe, as well as all Company leadership personnel and other teammates in roles that support sales. We continue to provide clear messaging supporting the need for compliance and ethics in the executive and leadership levels. Mr. Jaffee, our Chief Executive Officer (“CEO”) has been recognized for his focus on ethical leadership and is asked to speak on this topic at local business schools, including the Kellogg School of Management at Northwestern University and Marquette University.

Additionally, under the direction of the Compliance Director, the Company’s compliance program ensures adherence to the highest ethical standards and regulatory requirements, including but not limited to the Foreign Corrupt Practices Act, the Company’s Code of Ethics and Business Conduct, Whistleblower Protection, and other applicable public company standards.

As part of the Company’s corruption risk mitigation, our Vice President of Compliance also conducts a thorough third-party due diligence process for new third-parties that includes the use of compliance software. These third parties are also required to attest to the Company’s anti-corruption regulatory compliance contract language before business can commence. As part of the focus on addressing potential risks and ensuring a global understanding of the various applicable policies and requirements, we have also translated our Code of Ethics and Business Conduct and our Supplier Code of Conduct into French, Mandarin and Spanish. Our Board also annually attests to our Code of Ethics and Business Conduct.
The Company works with a third-party anonymous whistleblower hotline available on our website where teammates and third parties across the globe can reach out via phone or the Internet with any concerns they may have and be ensured of anonymity in reporting if they so desire. The Company has documented and implemented procedures to ensure the protection of whistleblowers’ employment status as well as protection from harassment in the workplace. Our anti-corruption training emphasizes the necessity of whistleblower procedures, protection, and zero tolerance for retaliation.
Additionally, as part of the Company’s commitment to operating under sound corporate governance practices, the Board has a Nominating Committee, which is chaired by an independent director, Ellen-Blair Chube, and which is responsible for assisting in and overseeing the process of recruiting and identifying candidates for nomination as directors. See “Corporate Governance Matters—Corporate Governance Guidelines and Code of Ethics” for a further discussion of the Company’s corporate governance practices.
The Board has also been focused on maintaining a refreshed Board and regularly bringing in new viewpoints. As a result of such ongoing Board refreshment, the Company has added two new directors to the Board since 2021, providing for fresh perspectives along with continuity in the Board’s composition. Most recently, in March 2023, as part of the Board’s commitment to maintaining a refreshed Board, as well as to further the Company’s cyber security initiatives, the Board appointed Patricia J. Schmeda, an accomplished information technology executive, as a director.
As described further in this Proxy Statement, we take pride in being a company that emphasizes high moral and ethical values and conducts business with honesty, integrity and a passion for excellence and we have a long history of operating under sound corporate governance practices. Please see the discussion of those practices under “Corporate Governance Matters—Corporate Governance Guidelines and Code of Ethics.”

PROPOSALS

Proposal 1 - Election of Directors
Our Board currently consists of nine members, each of whose term of office expires at the 2025 Annual Meeting: Ellen-Blair Chube, Paul M. Hindsley, Daniel S. Jaffee, Michael A. Nemeroff, George C. Roeth, Amy L. Ryan, Patricia J. Schmeda, Allan H. Selig and Lawrence E. Washow.

The Company proposes that the following nine individuals be elected to our Board. Each nominee currently serves as a director. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE FOLLOWING NOMINEES AS DIRECTORS.

Daniel S. Jaffee	Age 61	Director since 1992
Chairman of the Board of Directors and President and Chief Executive Officer of the Company
Mr. Jaffee graduated from Georgetown University in 1986. Mr. Jaffee joined the Company in 1987 after a year with the accounting firm now known as PricewaterhouseCoopers LLP. He was a product manager in the Industrial and Agricultural divisions of the Company until 1989. In 1990, he became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1995, he also held group vice presidential positions in the areas of Canadian and domestic operations, finance, management, information systems and consumer products. He was Chief Operating Officer from 1995 to 1997. Mr. Jaffee became President in 1995, Chief Executive Officer in 1997 and Chairman of the Board of Directors in 2018. Mr. Jaffee received an M.B.A. from the Kellogg Graduate School of Management of Northwestern University in 2004. Mr. Jaffee’s civic activities include serving as a member of the Board of Directors of the Anti-Cruelty Society of Chicago and as a Trustee of the Chicago History Museum.

Mr. Jaffee’s individual qualifications include extensive strategic Company and sorbent minerals industry experience gained through his long service to the Company in various operational, management and executive positions. His deep knowledge of the sorbent minerals industry is augmented by the special perspective he brings to the Board as a third-generation family stockholder. In addition, his previous experience on the Board of Directors of Elkay Manufacturing Company and his active involvement in the local community in advisory roles for several not-for-profit organizations add to his perspective on effective management and strategy for the long-term success of the Company.

Lawrence E. Washow	Age 72	Director since 2013
Vice Chairman of the Board of the Company Chairman, Aspire Brands, Inc.
Mr. Washow received a bachelor’s degree from Miami University in Oxford, Ohio and earned a Master of Business Administration from the Kellogg Graduate School of Management of Northwestern University. Mr. Washow began his career at AMCOL International Corporation (“AMCOL”), now Mineral Technologies Inc.

Mr. Washow became President and Chief Executive Officer of AMCOL in 2000 and served in these positions and as a director of AMCOL until 2010. He became Vice Chairman of the Oil-Dri Board of Directors in October 2020. He serves as a board member of Aspire Brands, Inc. In addition, he is a private investor and advisor for a number of early-stage companies.

Mr. Washow’s individual qualifications include his extensive global experience in minerals, mining, manufacturing and distribution. Mr. Washow is an “audit committee financial expert” within the meaning of SEC rules and brings to the Board his strong business acumen and broad experience in management, operations, public company governance and compliance obtained through the leadership positions that he has held with public corporations, including president, chief executive officer and board member.

George C. Roeth	Age 64	Director since 2016
Lead Director of the Board of the Company
Mr. Roeth received a Bachelor of Science in Business Administration from the University of California at Berkeley in 1983 and earned a Master of Business Administration from the Kellogg Graduate School of Management of Northwestern University in 1987. From 1987 to 2014, Mr. Roeth held various positions at The Clorox Company (“Clorox”). Most recently, from 2013 to 2014, he served as Chief Operating Officer of Lifestyle, Household and Global Operating Functions of Clorox. Previously, he served as Senior Vice President and General Manager, during which time he was also Chairman of the Board for the Clorox and Procter & Gamble Glad Products Joint Venture. Prior to that, Mr. Roeth served in several senior-level marketing and operations roles at Clorox, including Senior Vice President and General Manager, Vice President of Growth and Marketing, and Vice President of Brand Development, among others. In 2015, Mr. Roeth joined the Board of Directors of Central Garden & Pet Company (“Central Garden & Pet”) and served as President and Chief Executive Officer of Central Garden & Pet from June 2016 until his retirement on September 28, 2019. Mr. Roeth was appointed as Lead Director of the Oil-Dri Board of Directors in April 2019. Mr. Roeth also served as a Board Member for GP Act III Acquisition Corp. from February 2021 until December 2023. He currently serves on the Executive Advisory Board for Gryphon Investors.

Mr. Roeth’s individual qualifications include his proven track record of delivering profitable growth in challenging and highly competitive business environments and his success in simultaneously driving global sales, lowering costs and improving customer satisfaction during his tenure at Clorox and Central Garden & Pet. He also brings to the Board his extensive experience in, and his comprehensive understanding of, the consumer products industry.

Ellen-Blair Chube	Age 44	Director since 2018
Former Managing Director & Client Service Officer, William Blair & Company
Ms. Chube graduated from Northwestern University in 2002 with a Bachelor of Arts in political science and earned a Juris Doctorate degree from Georgetown University in 2005. Ms. Chube began her career in public service working for Congressman Harold Ford Jr. as a senior advisor in the House of Representatives, as well as on the 2006 Senate campaign. Following her time with Congressman Ford, Ms. Chube became an associate in the government affairs practice of Brownstein Hyatt Farber Schreck, LLP in 2007. In 2009,
Ms. Chube became the Staff Director for the Senate Banking Subcommittee on Security, International Trade and Finance. In this role, she was responsible for financial services and economic policy for former Senator Evan Bayh, including his legislative priorities in the Dodd-Frank financial regulatory reform bill enacted in July 2010. In 2011, Ms. Chube became the Vice President and Chief of Staff to John W. Rogers Jr., Chairman and CEO of Ariel Investments. After four years at Ariel Investments, Ms. Chube served as a Partner, the Managing Director and Client Service Officer at William Blair & Company through 2023. She also served as a member of the Board of Trustees and the Nominating and Corporate Governance Committee and Audit Committee of Equity Commonwealth (NYSE: EQC) until June 2025. Ms. Chube’s civic activities include serving as the Chair of the Board of Directors of Uniting Voices Chicago and as a Trustee of the Museum of Contemporary Art in Chicago.

Ms. Chube’s individual qualifications include her expertise and commitment to delivering exceptional client service worldwide as well as her wealth of business and financial services knowledge she has acquired throughout her time at William Blair, Ariel Investments and her notable public service career. In addition, Ms. Chube brings to the Board finance, regulatory, audit committee and human resources committee experience.

Paul M. Hindsley	Age 66	Director since 2019
Senior Director, Investment Banking, William Blair & Company
Mr. Hindsley received a bachelor’s degree in Management Science from Duke University in 1981 and earned a Master of Management from the Kellogg Graduate School of Management of Northwestern University in 1986. He began his career at Harris Trust and Savings Bank and served as Vice President, Commercial Banking from 1981 to 1989. From 1989 to 1997, Mr. Hindsley was Director of Investment Banking at BMO Capital
Markets. He joined William Blair & Company in 1997 and is currently Senior Director of Investment Banking, specializing in mergers and acquisitions and equity and debt financing transactions.

Mr. Hindsley’s individual qualifications include his financial expertise and extensive experience in public and private mergers and acquisitions and equity and debt financing transactions, having closed over 300 transactions for a wide range of consumer and industrial focused clients. From his experience, he brings to the Board a strong financial perspective on the consumer products and packaging industries. In addition, Mr. Hindsley is an “audit committee financial expert” within the meaning of SEC rules.

Michael A. Nemeroff	Age 62	Director since 2006
President and Chief Executive Officer, Vedder Price P.C.
Mr. Nemeroff received a bachelor’s degree from the State University of New York at Binghamton in 1985 and earned a J.D. from George Washington University in 1988. He joined the law firm of Vedder Price P.C. (“Vedder Price”) in 1988 and has been the Chairman of the firm’s Finance & Transaction Group and an equity shareholder since 1995. Since 1998, he has served on the firm’s Board of Directors. Since 2005, Mr. Nemeroff has served as President and CEO of Vedder Price and a member of the Executive Committee of the firm’s Board of Directors. Vedder Price regularly provides services to the Company.

Mr. Nemeroff serves on the Executive Advisory Board of The Edgewater Funds, a Chicago based private equity firm. He also serves as an Executive Committee and Board of Directors member of Uniting Voices Chicago, a not-for-profit organization making a difference in the lives of children through musical excellence, and Executive Committee Chair of The Wallis Annenberg Center for the Performing Arts in Beverly Hills, CA.

Mr. Nemeroff’s individual qualifications include his expertise as a corporate and transactional attorney advising clients on corporate governance, mergers and acquisitions and executive compensation as well as the financial underpinnings of these complex practice areas. In addition, Mr. Nemeroff brings to the Board risk management, finance and business operations experience gained in the various management positions he has held at Vedder Price, including the position of President and Chief Executive Officer of that international law firm.

Amy L. Ryan	Age 45	Director since 2021
Founder and Chief Circular Economist, ESGStrategies
Ms. Amy Ryan graduated from the University at Albany in 2003 with a Bachelor of Science in Earth and Atmospheric Science and earned a Master’s degree in Business Management from Harvard University in 2020. Ms. Ryan began her 20-year career in Environmental, Social, and Governance (“ESG”) through risk management and environmental, health and safety (“EHS”) compliance roles. From 2004-2018, Ms. Ryan held various environmental management positions within large consulting firms, such as ERM and WSP (formerly The Louis Berger Group), in addition to Corporate EHS and operational excellence roles at Aramark Corporation. For over a decade, Ms. Ryan led industry agnostic operational risk assessments and audits gaining valuable hands-on experience as well as operational insight within a diverse range of industries, including mining & extractives, industrial manufacturing, and government. She is a Certified Environmental Auditor and Registered Environmental Manager, and from 2018-2020, she supported facilities compliance roles within the pharmaceutical and research industries. Ms. Ryan currently is the Founder and Chief Circular Economist of ESGStrategies, a business consultancy dedicated to the creation of business growth strategies and development of operational frameworks to implementing ESG solutions from within. Ms. Ryan is also an adjunct professor at the University of Albany’s School of Business. Ms. Ryan serves as Vice-Chairwoman of the EU’s Circular Economy Alliance Strategic Foresight Board, and as a Director on several executive boards including Harvard Alumni Association Disaster and Preparedness Response Teams, LifeWorks Community Action of Saratoga County, and Capital District YMCA’s Camp Chingachgook in New York. She is also a guest lecturer at Harvard University, Hult International Business Schools, and the International Business School of Americas.

Ms. Ryan brings to the Board strong qualifications on circular economics and ESG principles. In addition, Ms. Ryan has significant experience in corporate risk management, compliance assessment, and strategic solution development for corporations, government, and academic institutions.

Patricia J. Schmeda	Age 59	Director since 2023
Global Chief Information Officer, Wahl Clipper Corporation
Ms. Schmeda graduated from University of Illinois Chicago with a Bachelor of Arts in Economics in 1990 and earned a Master of Business Administration in Operations and Logistics from Benedictine University in Lisle, Illinois in 2006. In 1991, Ms. Schmeda began her career in Information Technology and held many roles of increasing responsibility within the discipline at both Stenograph L.L.C. and TCF Bank. In 1999, Ms.

Schmeda joined A. M. Castle & Co where she assumed many leadership positions over an 11-year period, culminating in Vice President of Information Technology & Chief Information Officer until 2010. From 2010 to 2022, Ms. Schmeda was Chief Information Officer & Vice President of Information Technology at Elkay Manufacturing Company. Ms. Schmeda currently serves as Global Chief Information Officer at Wahl Clipper Corporation where she leads all strategies and efforts related to information technology focused on enterprise solutions, business intelligence, and cybersecurity framework. Ms. Schmeda is a member of the CIO Professional Network, an executive volunteer for i.c. stars, and a volunteer mentor at WOMEN Unlimited, Inc.

Ms. Schmeda brings to the Board strong qualifications in information technology, digital transformations, enterprise project management and cybersecurity governance.

Allan H. Selig	Age 91	Director since 1969
Commissioner Emeritus of Major League Baseball President and Chairman of the Board, Selig Leasing Company Inc. President, AHS Investments, LLC
Commissioner Emeritus Selig received a bachelor’s degree from the University of Wisconsin in 1956. After two years in the United States Army, he joined Selig Ford, Inc. He served as President of Selig Ford (which became Selig Chevrolet in 1982) from 1959 until 1990. Since 1970, he has served as Chairman of the Board and President of Selig Leasing Company Inc. He became President and Chief Executive Officer of the Milwaukee

Brewers Baseball Club, Inc. in 1970 and served in that capacity until 1998, when he was elected to the position of Commissioner of Major League Baseball (“MLB”). He also served as Chairman of the Executive Council of MLB from 1992 to 1998. He now holds the position of Commissioner Emeritus of MLB following his retirement as Commissioner in January of 2015. He is a director of Marcus Corporation and a director emeritus of the Green Bay Packers, Inc. In addition, he is a director of the Greater Milwaukee Committee, the Milwaukee Club, the University of Wisconsin Foundation and Ixonia Bancshares, Inc. and a trustee of the Boys and Girls Clubs of Greater Milwaukee. He is a founder and vice chairman of Athletes for Youth and co-founder of the Child Abuse Prevention Fund. Mr. Selig was inducted into the Baseball Hall of Fame on July 30, 2017 in Cooperstown, NY. Commissioner Emeritus Selig’s individual qualifications include sound judgment, integrity and business management skills gained through his management of several businesses, including his long tenure in his positions as MLB Commissioner, as Chief Executive Officer of the Milwaukee Brewers Baseball Club and as President and Chairman of his family’s automobile businesses. His unique ability to manage by consensus brought change and growth in baseball despite economic and political challenges both inside and outside of baseball. In addition, he is a community leader and an active advisor to several philanthropic organizations.

Proposal 2 - Ratification of Appointment of Independent Auditor
The Audit Committee is directly responsible for the selection, appointment, evaluation and oversight of the independent auditor retained to audit the Company’s financial statements. The Audit Committee annually reviews its independent auditor's performance and independence from management.
The Audit Committee of the Board appointed Grant Thornton as the Company’s independent auditor for fiscal 2026 by unanimous written consent on June 6, 2025 and has further directed that we submit the appointment of the independent auditor for ratification by the stockholders at the 2025 Annual Meeting. Grant Thornton audited the Company’s consolidated financial statements for the fiscal year ended July 31, 2025. A representative of Grant Thornton is expected to be present at the 2025 Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of Grant Thornton as the Company’s independent auditor is not required by the Company’s By-Laws or otherwise; however, our Board is submitting the appointment of Grant Thornton to stockholders for ratification as a matter of responsible corporate practice. If the stockholders fail to ratify the appointment, our Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if our Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL 2026.
Other Matters Relating to the Independent Auditor
Auditor Fees
The following table shows the aggregate fees for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements for the fiscal years ended July 31, 2025 (“fiscal 2025”) and July 31, 2024 (“fiscal 2024”), and fees billed during those periods for other services rendered by Grant Thornton.

Type of Fees	2024	2025
Audit fees (1)	$878,389	$866,600
Audit-related fees (2)	$0	$0
Tax fees (3)	$0	$1,126
All other fees (4)	$0	$0
Total	$878,389	$867,726

(1)    Audit fees consist of fees for audit services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees for fiscal 2024 reflect fees invoiced by Grant Thornton, after the completion of fiscal 2024, for services related to such fiscal year.
(2)    Audit-related fees consist of assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported under the heading Audit fees above.

(3)    Tax fees consist of fees for tax compliance and statutory filing preparation (“tax compliance”) and fees for tax planning and advice, both international and domestic (“tax planning”).
(4)    This category consists of fees for other miscellaneous items.
Pre-Approval of Independent Auditor Services
No services specifically prohibited by the Sarbanes-Oxley Act of 2002 will be provided to the Company by the independent auditor. The Audit Committee has adopted a policy that requires the Audit Committee or the Chair of the Audit Committee to pre-approve all engagements with the Company’s independent auditor. These services include audit services, audit-related services and tax services. The pre-approval policy provides that fees for any engagements pre-approved by the Chair of the Audit Committee shall not exceed $25,000 and such engagements shall be reported to the Audit Committee at its next scheduled meeting. In addition, under the terms of its pre-approval policy, the Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. In accordance with its pre-approval policy, the Audit Committee pre-approved the engagement of the independent auditor for fiscal 2025 and also pre-approved services to be performed by the independent auditor during fiscal 2025.
Other Matters for the 2025 Annual Meeting
At this time, our Board is not aware of any matters not referred to herein that might be presented for action at the 2025 Annual Meeting; however, if any other business should properly come before the 2025 Annual Meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

CORPORATE GOVERNANCE MATTERS

Controlled Company Status
Our Board has determined that the Company is a “controlled company” within the meaning of the NYSE Corporate Governance Standards. This determination is based on the fact that Class B Stock having more than 50% of the aggregate voting power of our Common Stock and Class B Stock is owned by Daniel S. Jaffee and the Jaffee Investment Partnership, L.P., a Delaware limited partnership of which Daniel S. Jaffee is a general partner. The remaining three general partners of the Jaffee Investment Partnership, L.P. are all siblings of Daniel S. Jaffee. Daniel S. Jaffee has 11 of the 20 total votes of the general partners.
As a “controlled company” we are entitled to rely on exemptions from the NYSE Corporate Governance Standards that would otherwise require the Company to: (a) have a board of directors the majority of which is comprised of independent directors; (b) have a nominating and governance committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (c) have a compensation committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. From time to time in the past, we have elected to rely on all of these exemptions. Currently, a majority of our Board is comprised of independent directors, so we are only relying on exemptions (b) and (c) above.

Director Independence
Our Board has determined that the directors listed below are independent from our management within the meaning of the NYSE Corporate Governance Standards:

Ellen-Blair Chube	Patricia J. Schmeda
Paul M. Hindsley	Allan H. Selig
George C. Roeth	Lawrence E. Washow
Amy L. Ryan

While our Board has not adopted any categorical standards for independence, in making these determinations the Board noted that none of Ms. Chube, Mr. Hindsley, Mr. Roeth, Ms. Ryan, Ms. Schmeda, Mr. Selig, or Mr. Washow:
(a)receives direct compensation from the Company other than director annual retainers and meeting fees (and expense reimbursement), and from time to time equity awards;
(b)has any relationship with the Company or a third party that would preclude independence under the NYSE Corporate Governance Standards; or
(c)has any other material relationship with the Company and its management.
In the last three years, we have not made any contributions in any single fiscal year to any tax-exempt organization in which an independent director serves as an executive officer in excess of the greater of $1 million or 2% of the consolidated gross revenues of such tax-exempt organization.
Executive Sessions of Non-Management Directors
Non-management directors meet in executive sessions of our Board in which Mr. Jaffee, a management director, and other members of management do not participate. These sessions are scheduled for non-management directors at all regular meetings of our Board. Under our Corporate Governance Guidelines, an independent lead director (the “Lead Director”) (or in the event there is no Lead Director, the director serving as Chair of our Audit Committee) presides at all executive sessions of non-management and independent directors unless otherwise determined by the directors attending any given executive session.

Board of Directors Committee Membership and Meetings
The following table sets forth the current membership of the committees of our Board.

Name	Audit	Compensation	Nominating	Retirement Plans	Executive
Ellen-Blair Chube		X*	X*
Paul M. Hindsley	X		X
Daniel S. Jaffee				X*	X*
Michael A. Nemeroff		X
George C. Roeth					X
Amy L. Ryan			X
Patricia J. Schmeda	X
Allan H. Selig		X
Lawrence E. Washow	X*		X		X
Number of Meetings in Fiscal 2025	4	1	—	—	—
* Chair
    During fiscal 2025, our Board held four meetings. All directors attended 100% of the aggregate total number of meetings of our Board and the committees on which he or she served. The Board may, from time to time, establish other committees on a temporary or standing basis to conduct varying duties and services on behalf of the Board.
Audit Committee
The Audit Committee Charter sets out the duties and responsibilities of our Audit Committee. Those duties include, without limitation:
•selection and appointment of the independent auditor, review of its independence and of other services provided by it, and of the fees and other arrangements regarding its services;
•review with the independent auditor and management of the scope of the audit, and of significant financial reporting issues and judgments;
•review with the independent auditor and management of the annual audited financial statements and of the quarterly financial statements and press releases;
•review with the independent auditor and management of the quality and adequacy of internal controls;
•preparation of the report required by SEC rules to be included in this Proxy Statement;
•establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•review and discuss with management and the internal audit department the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company's risks, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;
•review the Company's compliance with applicable laws and regulations and to review and oversee the Company's policies, procedures and programs designed to promote and monitor legal, ethical and regulatory compliance; and to review and approve the hiring or dismissal of the Vice President of Compliance;
•monitor compliance with the Company's Code of Ethics and Business Conduct (the "Code"), to investigate any alleged breach or violation of the Code, and to enforce the provisions of the Code;
•review, with the General Counsel and outside legal counsel, legal and regulatory matters, including legal cases against or regulatory investigations of the Company and its subsidiaries, that could have a significant impact on the Company's financial statements;
•review with management and the Board, the Company’s ESG goals, policies, processes and other ESG related matters, that could impact the Company’s financial reporting; and
•review and discuss with management and the Board, the Company’s risk exposure, general practices, guidelines, policies and processes related to cybersecurity and other related IT controls.
    A copy of our Audit Committee Charter is available on our website at www.oildri.com and will be provided without charge to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213.
Our Board has determined that each member of our Audit Committee meets the independence and experience requirements of the NYSE. Our Board also has determined that Mr. Washow and Mr. Hindsley are each an “audit committee financial expert” within the meaning of SEC rules and that each member of the Audit Committee meets the accounting or related financial management expertise standard required by NYSE rules.
Compensation Committee
Our Compensation Committee is responsible for review and general oversight of our compensation programs, including all programs in which our executive officers participate. Specifically, our Compensation Committee is responsible for, without limitation:
•determining the compensation, including benefits, of Mr. Jaffee, our CEO;
•determining the reasonableness of and approving the compensation of our other executive officers as recommended by Mr. Jaffee (subject to Mr. Jaffee’s authority to make changes in compensation under certain circumstances during the course of a fiscal year);
•reviewing and approving the reasonableness of performance measures and payout ranges under the Oil-Dri Corporation of America Annual Incentive Plan, as amended and restated effective January 1, 2008 (the “Annual Incentive Plan”) (subject to Mr. Jaffee’s authority to make changes to such performance measures and payout ranges under certain circumstances during the course of a fiscal year except as such apply to Mr. Jaffee);

•administrating our equity incentive plans with assistance from our human resources staff, granting awards under those plans to employees, including our executive officers, and to non-employee directors, and determining whether performance goals for performance awards have been achieved; and
•making recommendations to our Board or, as needed, to stockholders on compensation-related matters.
As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Compensation Committee is not comprised entirely of independent directors; one member, Mr. Nemeroff, was not determined by our Board to be an independent director. As also allowed by this “controlled company” exemption, our Compensation Committee does not have a written charter.
Two members of our Compensation Committee, Ms. Chube and Mr. Selig, are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, and are authorized to act collectively with respect to awards made under our equity incentive plans to individuals subject to Section 16 of that Act, including our executive officers and directors.
Nominating Committee
In 2021, the Board established a Nominating Committee, which continues to hold responsibility for assisting in, and overseeing the process of, recruiting and identifying candidates for nomination as directors. As part of these responsibilities, the Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders. The Nominating Committee assisted in the process that resulted in the appointment of the Company’s newest director, Patricia J. Schmeda.
Our Board has determined that each of the members (including the Chair) of the Nominating Committee meets the independence requirements of the NYSE. As also allowed by the “controlled company” exemption, our Nominating Committee does not have a written charter.
Retirement Plans Committee
    Our Retirement Plans Committee acts as administrator and named fiduciary of the Company’s defined contribution retirement plan. One director, Mr. Jaffee, is currently on the committee. The committee also includes certain employees of the Company who do not receive additional compensation in connection with their service on the committee.
Executive Committee
Our Executive Committee has all of the powers and authority of our Board in the management of our business and other affairs, subject only to any limitations provided for in our Certificate of Incorporation and our By-Laws (each as amended from time to time) or imposed by applicable law or the NYSE Corporate Governance Standards.
Our Executive Committee does not have a written charter. Our Executive Committee did not hold any meetings during fiscal 2025 and historically has only exercised its authority to act on behalf of the Board in limited circumstances.

Director Nominations
It had historically been our practice that our Chairman recommends to the entire Board candidates for nomination to the Board. In 2021, the Board established a Nominating Committee, which continues to take responsibility for assisting in and overseeing the process of recruiting and identifying candidates for nomination as directors. See “Board of Directors Committee Membership and Meetings – Nominating Committee,” above, for more information regarding the Nominating Committee. Our Nominating Committee, and/or the Board as a whole, may solicit ideas for possible candidates for formal recommendation by the Chairman from a number of sources, including our executives, individuals personally known to members of the Board and executive search firms.
We also will consider recommendations from stockholders of potential candidates for service on our Board. Stockholder recommendations of candidates for possible nomination to our Board must be in writing and must be given either by personal delivery or by United States mail, postage prepaid, to our Corporate Secretary no later than 90 days prior to the anniversary of the filing date of our proxy statement for the preceding year’s annual meeting. The recommendation must set forth the candidate’s name, age, business address and residence address; the candidate’s principal occupation or employment; the number of shares of our Common Stock that are beneficially owned by the candidate, if any; a description of all arrangements or understandings between the stockholder making such recommendation and the candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; detailed biographical data and qualifications and information regarding any potential conflicts of interest that might prevent or otherwise limit the candidate from serving as an effective member of our Board; and any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required, pursuant to SEC rules.
The recommendation must also include the name and address, as they appear in our stock records, of the stockholder making the recommendation; the class and number of shares of our stock beneficially owned by the stockholder and the date such shares were acquired by the stockholder; any material interest of the stockholder in such nomination; any other information that would be required to be provided by a proponent of a stockholder proposal pursuant to SEC rules; and a statement from the recommending stockholder in support of the candidate, references for the candidate and an indication of the candidate’s willingness to serve, if elected. These director candidate recommendation materials must be sent to the Corporate Secretary at Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Properly submitted stockholder recommendations will be given the same consideration and evaluated with the same criteria as internal recommendations.
In evaluating candidates for director, our Board seeks directors who will best represent the long-term interests of our stockholders. The view of our Board is that all directors should possess the highest personal and professional ethics, integrity and values. In evaluating the suitability of the candidates, the Board takes into consideration such factors as it deems appropriate. These factors may include, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, absence of conflicts of interest, length of service and other commitments. Our Board evaluates these factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board as a whole and of committees of the Board.

Although we do not have a formal diversity policy, our Board considers diversity in evaluating candidates for membership to the Board. As outlined in our Corporate Governance Guidelines, the Board’s objective in choosing candidates is to assemble membership for each committee of the Board and our Board as a whole that represents diverse viewpoints that will guide the Company effectively in pursuit of its strategic goals.
Our Corporate Governance Guidelines fix the director retirement age at 72 at the date of election, absent a waiver by the Board. In connection with a director reaching such retirement age, the Board may, from time to time in its discretion, by majority vote, designate such director as a Director Emeritus or, in the case of a former Chairman, a Chairman Emeritus, in accordance with the terms of the Company’s By-Laws. The Board may make an exception to this requirement if it affirmatively determines that a director’s skills, experience or other relevant factors merit extended service as a director. At its meeting on October 8, 2025, the Board granted a waiver from the fixed retirement age to both Mr. Selig and Mr. Washow due to their skills and experience, which the Board determined merited extended service as directors.
Board Leadership Structure and Role in Risk Oversight
Independent Lead Director
Our Board does not have a policy regarding the separation of the roles of Chairman and CEO. Currently the roles are combined, but they have been separated in the past. Under our Corporate Governance Guidelines, we believe that the determination of the separation or combination of the role of Chairman and CEO is primarily a part of the larger succession planning process and that it is in the best interests of the Company for the Board to make a specific determination in light of an impending vacancy or in the event either office becomes vacant or the needs of the Company change.
The Board has determined that it is in the best interests of the Company and its stockholders to designate an independent Lead Director. In 2019, the Board appointed George Roeth, an independent director, as Lead Director. The Board believes that having a Lead Director allows Mr. Jaffee to focus on the Company’s strategy, business and operations, while retaining the benefits of having a single focal point for Company leadership in the combined Chairman and CEO role. The Lead Director, who must be independent, is elected by the independent directors.
As noted above under “Executive Sessions of Non-Management Directors,” non-management directors meet in executive sessions of our Board in which Mr. Jaffee, a management director, and other members of management do not participate and which are led by the Lead Director. Additionally, the Lead Director consults with the Chairman, oversees the flow of information to the Board and acts as a liaison between the non-management directors and management. These sessions are scheduled for non-management directors at all regular meetings of our Board. Under our Corporate Governance Guidelines, the Lead Director (or in the event there is no Lead Director, the director serving as Chair of our Audit Committee) presides at all executive sessions of non-management and independent directors unless otherwise determined by the directors attending any given executive session.
Risk Oversight
The entire Board oversees the Company’s risk management process. The Company relies on a comprehensive enterprise risk management (“ERM”) program to aggregate, monitor, measure and manage risks. Our Board provides input to the process through annual collection of their perceived organizational risks, and receives regular reports from Mr. Jaffee, executive officers and other members of senior management regarding areas of significant risk to the Company identified not only by the Board, but by organizational leadership as well. Risk areas include operational, strategic, legal, regulatory, financial and other categories of risks. This approach to ERM is designed with the intent to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board level, as appropriate. As part of this process, progress on individual risk mitigation is reported to both the Board and to organizational leadership through the Company’s Management Business Review process.
Our internal audit function helps identify risks and reports to both the Audit Committee and senior management, who in turn report significant developments to the full Board. In addition, under its charter, the Audit Committee discusses with management and our independent auditor our risk assessment and risk management policies, as well as our major financial risk exposures and the steps taken to monitor and control such exposures. Similarly, our human resources staff, which identifies and manages compensation risk company-wide, reports to both the Compensation Committee and senior management, who in turn report significant developments to the full Board.
In furtherance of its efforts to identify and manage risks, the Company has established a risk committee, which is responsible for overseeing and monitoring our risk strategy and implementing risk management-related actions. This risk committee, which is comprised of members of senior leadership, reports on its progress to our Audit Committee, which assists the Board in the oversight of the Company’s risks. The Company undertakes a risk assessment process that solicits input from each functional area leader and all commercial leaders. Risks are then evaluated for severity and likelihood and are assigned resources and leadership review of mitigation efforts based on the risk score that results.
In connection with the Company’s ongoing focus on cybersecurity risks, the Company undertakes risk mitigation efforts and seeks to use and to maintain robust practices regarding information security. For example, our cybersecurity program is aligned with recognized industry standards and frameworks such as NIST SP 800-53, NIST SP 800-82, and the NIST Cybersecurity Framework 2.0. Some key safeguards taken by the Company include, but are not limited to, mandatory annual enhanced security awareness training and quarterly phishing exercises for all employees, staff and contractors who are users of the Company’s information systems and periodic testing and enhancement of organizational information systems.
Management briefs the Audit Committee (which has been charged with supporting the Board’s oversight of the Company’s cybersecurity risks) quarterly on cybersecurity matters and periodically reports directly to the Board as part of the Board’s oversight of the Company’s risks. Annually a third-party contractor performs a cybersecurity gap analysis to assist the Company in determining the difference in our current state of information security to an industry standard and provide recommendations based on their findings. In addition to the Company’s cybersecurity risk mitigation efforts, the Company maintains a cybersecurity risk insurance policy, which would potentially defray certain costs associated with a breach.

Communication with the Board of Directors
Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of our Board. It has been our practice, as reflected in our Corporate Governance Guidelines, that all directors attend each annual meeting of stockholders, whether in person or virtually. All members of the then Board virtually attended the 2024 Annual Meeting of the Stockholders.
In addition, any stockholder or other interested party may communicate in writing with our Board, our Audit Committee, our non-management directors, or a particular director by sending a letter addressed to: Board of Directors, Audit Committee, Non-Management Directors or a particular director (as applicable) at Oil-Dri Corporation of America, c/o Corporate Secretary, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213. Stockholders may also report concerns anonymously in this manner.
    All communications directed to the “Board of Directors” are provided to the Chairman or Secretary. The Chairman and/or the Secretary, in turn, determines whether the communications should be forwarded to the appropriate members of the Board and, if so, forwards them accordingly. For communications addressed to a particular director, however, the Chairman or Secretary forwards those communications directly to the person in question.
Director Compensation
We seek to provide a competitive compensation program to attract and retain quality non-management directors. The program addresses the time, effort, expertise, and accountability required of active Board membership. For fiscal 2025, the compensation received by our non-management directors consisted of an annual cash retainer of $33,000 and a $3,000 fee for each Board or committee meeting attended in person or virtually (including by phone) when virtual attendance is the only option, or $1,500 for attendance virtually when in-person attendance is an option. In addition, for fiscal 2025, Mr. Washow received an annual cash retainer of $15,000 as Chair of our Audit Committee, Ms. Chube received an annual cash retainer of $10,000 as Chair of our Compensation Committee and Mr. Roeth received an annual cash retainer of $25,000 as Lead Director. Non-management directors may also from time to time receive additional fees for the provision of services on additional committees or Board initiatives. In fiscal 2025, these consisted of $5,000 payments to each of Mr. Nemeroff and Mr. Selig for service on the Compensation Committee. Management directors do not receive additional compensation for their service on our Board. Directors are also reimbursed for expenses incurred in connection with their services to the Company and their attendance at meetings.

The following table sets forth information about compensation paid to our directors for their service in fiscal 2025.
Fiscal 2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	Total ($)
Daniel S. Jaffee (4)	$—		$—	$—	$—
Ellen-Blair Chube	$58,000	(5)	$—	$—	$58,000
Paul M Hindsley	$54,000		$—	$—	$54,000
Michael A. Nemeroff	$53,000	(6)	$—	$—	$53,000
George C. Roeth	$70,000	(7)	$—	$284	$70,284
Amy L. Ryan	$45,000		$—	$—	$45,000
Patricia J. Schmeda	$57,000		$—	$—	$57,000
Allan H. Selig	$50,000	(6)	$—	$—	$50,000
Lawrence E. Washow	$72,000	(8)	$—	$—	$72,000

(1)    The Company has historically paid non-management directors meeting fees, which varied depending on whether such directors attended a Board meeting in-person or virtually. Directors are paid $3,000 for each Board or committee meeting attended in person or virtually (if virtual is the only option), or $1,500 for meetings attended virtually or by phone when in-person attendance is available. Further, the compensation received by our non-management directors consists of an annual cash retainer of $33,000.
(2)    There were no stock awards granted to directors in fiscal 2025. Mr. Jaffee held 268,000 restricted shares of Class B Stock and each of the other above-named directors held 2,000 restricted shares of Common Stock, as of July 31, 2025. See “Security Ownership of Management” below for additional information regarding the restricted shares held by our directors.
(3)    The amounts shown consist of interest earned in excess of 120% of the applicable federal long-term rate on the aggregate balances in our executive deferred compensation plan. Deferrals under this plan earn a return equal to our long-term cost of borrowing plus 1%.
(4)    Directors who are also employees do not receive additional compensation for their service on our Board. See the Executive Compensation section of this Proxy Statement for information regarding Mr. Jaffee’s compensation as our President and CEO.
(5)    Includes an annual retainer of $10,000 for serving in the role of Chair of our Compensation Committee.
(6)    Includes a $5,000 fee for service on the Compensation Committee.
(7)    Includes an annual retainer of $25,000 for serving in the role of Lead Director.
(8)    Includes an annual retainer of $15,000 for serving in the role of Chair of our Audit Committee.
We maintain an unfunded, voluntary non-qualified deferred compensation plan which allows our non-employee directors to defer compensation received in exchange for their non-employee director services to us. We do not contribute to the plan. Amounts deferred under the plan earn interest at a rate equal to our long-term cost of borrowing plus one percent (1%). Distributions may be made in a lump-sum or in installments (subject to certain restrictions in the plan) upon the non-employee director’s death, disability, other termination of service, a change of control of us, and certain unforeseeable emergencies, each as defined in the plan.

Corporate Governance Guidelines and Code of Ethics
We have adopted Corporate Governance Guidelines and a Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct applies to all of our employees, officers and directors. The Corporate Governance Guidelines and the Code of Ethics and Business Conduct are both available on our website at www.oildri.com. We will also provide without charge a copy of either or both documents to any person upon request submitted to Investor Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213, telephone (312) 321-1515. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, we do not have a corporate governance committee.
We take pride in being a company that emphasizes high moral and ethical values and conducts business with honesty, integrity and a passion for excellence. Our approach is centered on collaboration, communication, and transparency, and we believe in the value of an open and accessible corporate structure. We have a long history of operating under sound corporate governance practices, including the following:

✓	Annual Election of All Directors.	✓	Confidential Voting.
✓	A Majority of Board is Independent.	✓	An Independent Lead Director.
✓	Non-Management Directors Meet Regularly in Executive Session Without Management.	✓	Board Meeting Agenda. All directors may contribute to the agenda for Board meetings.
✓	Board Meeting Attendance. All of our directors attended 100% of the meetings of the Board during the time such directors served in the fiscal year.	✓	Regular Board and Audit Committee Self-Evaluation Process. The Board and the Audit Committee evaluate their performance each year.
✓	Qualifications of Audit Committee. The majority of the Audit Committee members are “financial experts,” as SEC rules define that term.	✓
Strong Codes of Ethics and Commitment to Integrity. We are committed to operating our business with the highest level of integrity and have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers and directors.

✓	Stockholders May Take Action by Written Consent.
✓	Special Meetings. Stockholders have the right to call special meetings.

Certain Relationships and Related Party Transactions
We have adopted a written Related Party Transactions Policy, a copy of which is available on our website at www.oildri.com, that sets forth our policies and procedures regarding the identification, review, consideration, ratification and oversight of “related party transactions.” For purposes of our policy only, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions) in which we and any “related party” are participants involving an amount that exceeds $120,000 in a fiscal year. Transactions involving compensation for services provided to us by our directors or executive officers that is otherwise properly reported in accordance with Item 402 of Regulation S-K under the Exchange Act are not considered related party transactions under this policy. A “related party” is any executive officer, director or a holder of more than 5% of any class of our equity, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to our Audit Committee for review, consideration and approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related party(ies), the benefits of the transaction to us and whether any alternative transactions or other sources of comparable products or services are available. To identify related party transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•whether the transaction was undertaken in the ordinary course of business of the Company,
•whether the related party transaction was initiated by the Company, a subsidiary, or the related party,
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party,
•the purpose of, and the potential benefits to the Company of, the related party transaction,
•the approximate dollar value involved in the related party transaction, particularly as it relates to the related party,
•the related party's interest in the related party transaction, and
•any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

In the event a director has an interest in the proposed related party transaction, the director must recuse himself or herself from the deliberations and approval. Pursuant to our Related Party Transactions Policy, certain related party transactions, such as compensation reported below related to the ongoing employment of Karen Jaffee Cofsky and Thomas F. Cofsky, are not required to be approved annually by the Audit Committee. Additionally, pursuant to our Related Party Transactions Policy, the Audit Committee has established guidelines for management to follow in its ongoing dealings with Vedder Price P.C. and Central Garden & Pet and does not review and approve each engagement of, or sale to, these parties. Our Audit Committee will approve only those related party transactions that are in the best interests of the Company, as our Audit Committee determines in good faith.

Since the beginning of fiscal 2025, the Company has engaged in the following transactions in which a related party had a material interest, and the aggregate amount involved exceeded $120,000:

We employ Karen Jaffee Cofsky on a part-time basis as Vice President of Benefits. She is the sister of Daniel S. Jaffee, our current Chairman and President and CEO of the Company. Mrs. Cofsky’s compensation is based on her education, experience and the responsibilities of her position. For fiscal 2025, Mrs. Cofsky received a salary of $134,106 and a Cash Incentive Award (as defined under “Executive Compensation” below) of $46,736 under our Annual Incentive Plan and an Executive Deferred Bonus Award (as defined under “Executive Compensation” below) of $18,694.
We employ Thomas F. Cofsky on a part-time basis as the Vice President of Global Infrastructure. He is the spouse of Karen Jaffee Cofsky, and the brother-in-law of Daniel S. Jaffee, our current Chairman and President and CEO of the Company. Mr. Cofsky’s compensation is based on his education, experience and the responsibilities of his position. For fiscal 2025, Mr. Cofsky received a salary of $283,712 and a Cash Incentive Award of $138,423 under our Annual Incentive Plan and an Executive Deferred Bonus Award of $79,099.
Michael A. Nemeroff, a member of our Board and of its Compensation Committee, is the President and Chief Executive Officer as well as a director and shareholder of Vedder Price P.C., a law firm that regularly provides services to the Company. During fiscal 2025, we paid Vedder Price P.C. $1,586,072 for fees and cost reimbursements in connection with services provided to the Company.
George C. Roeth, a member of our Board, retired from the role of President and Chief Executive Officer of Central Garden & Pet, which is a customer of the Company, on September 28, 2019. Mr. Roeth was party to a post-employment consulting agreement with Central Garden & Pet until September 30, 2025. Before Mr. Roeth joined Central Garden & Pet and before Mr. Roeth became a member of our Board, Central Garden & Pet was a customer of the Company. Total net sales to Central Garden & Pet and its subsidiaries were $413,176 in fiscal 2025.

Insider Trading Policy
We have adopted an Insider Trading Policy that governs all trading in the Company’s common stock or other securities of the Company by all domestic and foreign employees, officers, directors and consultants, and immediate family members thereof, of the Company and its subsidiaries, including the NEOs (as defined under “Executive Compensation” below). We believe the policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and with NYSE rules. Persons subject to the policy are prohibited from trading while aware of material, non-public information. Further, the policy: provides for restricted periods and preclearance procedures for directors, executive officers (including the NEOs), and other specified employees; prohibits directors, executive officers (including the NEOs), and employees from hedging the economic risk of owning shares of Company stock (including engaging in short-term trading, short sales, trading in or writing options on Company securities, trading on margin or pledging, or entering into other hedging transactions); and restricts directors and executive officers from holding Company stock in a margin account, or pledging Company stock as collateral for a loan, except in very limited circumstances (not including margin debt) with advance approval of the General Counsel and CEO. As noted in “Principal Stockholders” above, Mr. Jaffee has pledged 260,000 shares of Class B Stock held directly by Mr. Jaffee to a bank as collateral for a personal loan. Other than this pledge, no such approvals have been given to date. See “Corporate Governance Matters - Insider Trading Policy” above for a further description of the policy, a copy of which was filed as Exhibit 19.1 to our 2025 Annual Report.
In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable NYSE rules.

Report of the Audit Committee of the Board of Directors
The Audit Committee is a standing committee of the Board comprised solely of independent directors in compliance with the NYSE Corporate Governance Standards. In accordance with its written charter (which is available on our website at www.oildri.com), the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of our accounting, auditing, financial reporting and internal control practices, and our compliance with legal and regulatory requirements.
Our management is primarily responsible for our financial statements and reporting process, including compliance with accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures. Grant Thornton, our independent registered public accounting firm, is responsible for auditing our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report on those statements. Grant Thornton is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee oversees the financial reporting process on behalf of the Board. The Audit Committee relies on the expertise and knowledge of our management, internal auditors and independent auditor in carrying out its oversight responsibilities.
The Audit Committee reviewed and discussed our audited consolidated financial statements and related footnotes for fiscal 2025 and our independent auditor’s report on those financial statements with our management and internal audit manager.
Auditing Standard No. 16 adopted by the PCAOB regarding “Communications with Audit Committees” requires certain matters to be discussed between the Audit Committee and the Company’s independent registered public accounting firm. The Audit Committee and Grant Thornton have satisfied this requirement.
The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence.
Based on the foregoing, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal 2025 be included in our 2025 Annual Report filed with the SEC.

AUDIT COMMITTEE

Lawrence E. Washow, Chairman
Paul M. Hindsley
Patricia J. Schmeda

EXECUTIVE OFFICERS
    The following table gives certain information with respect to our current executive officers.

Name	Principal Occupation for Last Five Years	Age
Daniel S. Jaffee (1)	President & CEO of the Company since 1997.	61
Susan M. Kreh	Chief Financial Officer and Chief Information Officer of the Company since December 2018; Chief Financial Officer and VP, Information Technology, of the Power Solutions business of Johnson Controls International plc from 2010 to 2017.	63
Christopher B. Lamson	Group Vice President of Business to Business and Strategic Growth Initiatives of the Company since August 2025; Group Vice President of Retail & Wholesale of the Company from January 2022 to August 2025; Senior Vice President and General Manager, Pet Home Essentials, Central Garden and Pet from 2019-2021; Senior Vice President, Corporate Strategy and General Manager, Breeder’s Choice Pet Food, Central Garden and Pet from 2018-2019; Vice President and General Manager, Walmart Global Team, Kimberly-Clark from 2017-2018.	53
Aaron V. Christiansen	Vice President of Operations of the Company since May 2022; Vice President of Manufacturing of the Company from 2019 to 2022; Vice President of Manufacturing - Consumer Packaged Goods of the Company from 2015 to 2019.	48
Laura G. Scheland	Vice President & General Manager of Consumer Products Division of the Company since December 2024; Chief Legal Officer and Vice President & General Manager of Consumer Products Division of the Company and Secretary from November 2023 to December 2024; Vice President, Strategic Partnerships and General Counsel & Secretary of the Company from September 2022 to October 2023; Vice President, General Counsel & Secretary of the Company from December 2017 to September 2022; Assistant General Counsel and Assistant Secretary of the Company from April 2013 to November 2017.	46
Walter W. Robey	Vice President of Agriculture of the Company and President of Amlan International since December 2022; Vice President of Agriculture & Amlan Marketing in May 2022; Vice President, Marketing and Product Development for Amlan International in 2021; Executive Director, Autonomy & General manager – DOT Technology Corporation, Raven Industries in 2016.	64
(1)    Of the persons in this table, only Mr. Jaffee also serves as a director on our Board.
All of our executive officers are appointed annually and serve at the pleasure of our Board.

EXECUTIVE COMPENSATION
In this Executive Compensation section, we discuss compensation of the Company’s named executive officers for fiscal 2025 (each, a “NEO”). The Company’s NEOs for fiscal 2025, and their titles as of the end of fiscal 2025, are:

Name	Title
Daniel S. Jaffee	President and Chief Executive Officer (CEO)
Susan M. Kreh	Chief Financial Officer (CFO) and Chief Information Officer (CIO)
Christopher B. Lamson	Group Vice President of Retail and Wholesale
Aaron V. Christiansen	Vice President of Operations
Laura G. Scheland	Vice President & General Manager of Consumer Products Division
Compensation Discussion and Analysis
This Compensation Discussion and Analysis presents an overview of the compensation awarded to, earned by or paid to our NEOs during fiscal 2025. The following discussion and analysis details our philosophy and policies regarding NEO compensation, the process that is used to set our NEO compensation, the elements of our NEO compensation program, and other aspects of our NEO compensation program.
Listed below are highlights of our fiscal 2025 executive compensation policies and practices:

What We Do	What We Don’t Do

•Company performance-based cash incentive compensation.
•Caps on Company performance-based cash incentive compensation.

•Meaningful portion of executive compensation at risk based on Company performance.

•Multi-year equity award vesting periods for equity awards.

•One-year minimum vesting requirement under equity incentive plan, with limited exceptions.

•Annual review and approval of our executive compensation program.

•Annual compensation risk assessment.

•Clawback policy on cash and equity incentive compensation.

•No change in control payments outside of those provided for in compensation plans and available to all participants in those plans.
•No short sales, hedging, pledging of stock ownership positions, or transactions involving derivatives of our common stock, with limited exceptions.

•No strict benchmarking of executive compensation to a specific percentile of our compensation peer group.

•No pension benefits.

•No incentivizing unnecessary or excessive risk taking.

•No employment agreements with executive officers that provide for a guaranteed term of employment.

•No excessive perquisites.

Compensation Philosophy, Policies and Practices
Our compensation philosophy is to offer total compensation that will allow us to attract, retain and motivate the people we need to carry out our strategic plan, mission, goals and values, and to emphasize each NEO’s shared responsibility for our overall success. Our Compensation Committee oversees our compensation and benefits philosophies and practices (generally with regard to all employees and specifically with regard to our executive officers) and seeks to ensure that the total compensation paid to our NEOs is fair and reasonable.
Our compensation policy is designed to provide our NEOs with the following:
•Base salaries and total compensation that are competitive with other companies of comparable size in comparable industries;
•Annual cash incentive compensation to reward performance and motivate our NEOs to achieve key business results on an annual basis and meet the Company’s near- and long-term goals; and
•Equity incentive compensation to ensure that NEOs are motivated and incentivized over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees, thereby aligning the executive officers’ interests with those of stockholders.
Compensation Evaluation Process
The Company’s executive officer compensation consists of three primary components: base salary, annual cash incentive compensation, and equity incentive compensation. Each of these components is intended to complement the others, and taken together, to satisfy the Company’s compensation objectives. The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, experience and responsibilities, and, from time to time, the compensation of executive officers in similar positions in our peer group of companies. The Compensation Committee does not affirmatively set out in any given year, or with respect to any given NEO, to apportion cash and equity compensation in any specific ratio among the various categories of compensation (that is, between short and long-term compensation, between non-performance-based and performance-based compensation, or between cash and non-cash compensation). Rather, the Compensation Committee uses the philosophy described above and the other factors described in this Compensation Discussion and Analysis as a guide in assessing the proper allocation among those categories. The Compensation Committee believes that over-reliance on formulas can result in compensation that is unrelated to the value delivered by our executive officers because it does not take into account the specific performance of the executive officers, the relative size, growth, and performance of the Company, or any unique circumstances or strategic considerations of the Company.
Role of Management
The Compensation Committee consults with our CEO, Mr. Jaffee, and other members of management when making compensation decisions to gather information on corporate and individual performance, the perspective of management, and their recommendations on compensation matters. Mr. Jaffee regularly provides input regarding the performance and compensation of the other NEOs. Mr. Jaffee makes recommendations for each of the other NEOs about elements of their total compensation. He bases his recommendations on the assessment of each NEO’s performance, as well as the performance of their respective business or function and other factors described in this Compensation Discussion and Analysis.

The Compensation Committee uses these recommendations as one of several factors in making compensation decisions, and those decisions do not necessarily follow management’s recommendations. While Mr. Jaffee may make recommendations to the Compensation Committee regarding the pay of other executive officers, he does not make recommendations with respect to his own compensation and is not present during deliberations or voting related to his own compensation. As further discussed in this Compensation Discussion and Analysis, Mr. Jaffee also has discretion to make certain adjustments to NEO compensation (other than his own compensation) during the year.

Role of a Compensation Consultant

In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside experts. From time to time, the Compensation Committee has engaged a compensation consultant in connection with its compensation decisions. The Compensation Committee did not engage a compensation consultant in fiscal 2025.
Use of Peer Group to Benchmark Compensation
From time to time, the Compensation Committee has engaged a compensation consultant to assist the Compensation Committee in benchmarking executive officer compensation against a peer group of companies comparable to the Company. However, the Compensation Committee does not benchmark against a peer group each year and did not benchmark against a peer group when determining compensation in fiscal 2025. The Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because it does not take into account the specific performance of the executive officers, the relative size, growth, and performance of the Company, or any unique circumstances or strategic considerations of the Company.
Role of the Compensation Committee

The Compensation Committee reviews and approves the compensation of our NEOs and administers our equity compensation plans.

The Compensation Committee’s NEO compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experience of its members and, when appropriate, input provided by an independent compensation consultant retained by the Compensation Committee, Mr. Jaffee (other than with respect to his own compensation), other members of management, and our stockholders.

Each year, the Compensation Committee conducts an evaluation of the Company’s executive compensation program to determine any appropriate changes. In making this determination, when appropriate, the Compensation Committee may consult with an independent compensation consultant and management, as described above; however, the Compensation Committee makes final decisions regarding the compensation paid to NEOs based on its own judgment and after review of all relevant factors.

In determining whether to make changes to the Company’s executive compensation program, the Compensation Committee may consider a number of factors, including, but not limited to, the size, scope, and performance of our business, evolving compensation trends, financial goals, and stockholders’ interests.

In determining executive compensation for the fiscal year ended July 31, 2025, the Compensation Committee determined that the structure of the Company’s executive compensation policies continues to be appropriately aligned to the achievement of Company goals and objectives and the best interests of stockholders.

Consideration of Stockholder Advisory Votes on Compensation

In evaluating the Company’s executive compensation programs for the fiscal year ended July 31, 2025, the Compensation Committee considered the stockholder advisory vote on named executive officer compensation (the “say-on-pay vote”) for the fiscal year ended July 31, 2023, which was approved by 97.7% of the votes cast. The Compensation Committee views this as an indication of our stockholders’ positive reaction to our executive compensation program. The Compensation Committee values and continues to consider stockholder input and feedback, including the results of say-on-pay votes, on our compensation program structure.

Overview of Fiscal 2025 Named Executive Officer Compensation
The compensation of the NEOs for fiscal 2025, was comprised of base salary, annual performance-based cash incentive awards (including executive deferred bonus awards), equity incentive awards, and other compensation described below.
Base Salary
    Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and, from time to time, similarly situated executives within our peer group.
Prior to the beginning of each fiscal year, the Company’s human resources staff presents to the Compensation Committee, for its review and approval, proposed merit increase guidelines and proposed shifts in the mid-points of all salary ranges and any proposed change in salary ranges for the upcoming fiscal year.
The Compensation Committee determines the base salary and other compensation to be paid to Mr. Jaffee for the upcoming year and determines the reasonableness of, and approves, the base salaries of our other executive officers as recommended by Mr. Jaffee. In connection with such determinations, Mr. Jaffee reviews the performance of, and proposes salary increases (if any) for, all executive officers who reported to him during the fiscal year. Any increases are generally based upon the individual’s performance during the previous year and/or any significant change in responsibilities for the upcoming year. In conducting its review and making its determinations, the Compensation Committee reviews a three-year history of base salary, cash incentive bonus targets and payouts, and gains on equity awards, prepared by our human resources staff. During the fiscal year, Mr. Jaffee may change the base salary of the executive officers who report to him, typically in consultation with the Compensation Committee, due to significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons. During fiscal 2025, no such changes were made to the base salaries of any executive officer.
Based on the factors described above, salaries for the NEOs for fiscal 2024 and fiscal 2025 were as follows:

Name	2024 Base Salary	2025 Base Salary
Daniel S. Jaffee	$870,000	$904,800
Susan M. Kreh	$500,000	$522,500
Christopher B. Lamson	$400,000	$420,000
Aaron V. Christiansen	$365,000	$381,425
Laura G. Scheland	$350,000	$362,000
Annual Incentive Plan
The Annual Incentive Plan, provides for a target cash bonus equal to a percentage of each eligible employee’s annual base salary (each, a “Cash Incentive Award”). This percentage is generally determined by salary grade, which reflects the level of responsibility and expected contribution of the employee’s position to our financial results. For employees in the higher salary grades (including executive officers), a larger proportion of their compensation takes the form of a Cash Incentive Award than is the case for employees in the lower salary grades. For some of these employees (including executive officers), there is also an opportunity to earn an executive deferred bonus award, as described further below (an “Executive Deferred Bonus Award”). As part of its annual review of executive compensation, our Compensation Committee sets the bonus opportunity for Cash Incentive Awards and Executive Deferred Bonus Awards for Mr. Jaffee, and determines the reasonableness of the Cash Incentive Awards and Executive Deferred Bonus Awards proposed by Mr. Jaffee for the Company’s other executive officers. The bonus opportunities are set as a percentage of base salary. The Compensation Committee primarily considers factors relevant to the current fiscal year when it sets performance metrics, their weighting, targets, and payout levels because each fiscal year presents a unique set of challenges and business conditions for our executives to navigate. Financial results from prior years are used as a reference point, but the annual goals are set primarily to align pay with performance that would reflect strong financial results commensurate with the projected business and economic conditions for the current fiscal year.
Components of Annual Incentive Plan:
A.Cash Incentive Award: The Annual Incentive Plan provides for the possibility of Cash Incentive Awards based on corporate financial performance. This measure serves to unite executives to work together to improve the Company’s performance. Generally, if we meet our corporate financial performance target, a full target bonus is paid to each executive, including the NEOs. If the Company fails to meet the corporate financial performance target but meets certain financial performance thresholds, a bonus of less than 100% of target bonus may be paid. If the Company exceeds the corporate financial performance target, bonuses above 100% of target may be paid; however, no employee can receive a bonus greater than 200% of target under the Annual Incentive Plan.
B.Executive Deferred Bonus Award: The Annual Incentive Plan also provides the opportunity for select senior managers designated by Mr. Jaffee, including our executive officers, to earn an Executive Deferred Bonus Award based on corporate financial performance. This award is designed to reward and retain talented executives. Payment of Executive Deferred Bonus Awards is deferred until the vesting date established for each fiscal year’s award, subject to earlier payout upon death, retirement, disability or a change in control of the Company. Bookkeeping accounts are established for all Executive Deferred Bonus Awards, which earn interest at a rate equal to our long-term cost of borrowing plus one percent (1%). At the request of Mr. Jaffee, he was not eligible for an Executive Deferred Bonus Award for fiscal 2025. All of the Company’s other executive officers were eligible.
Operation of the Annual Incentive Plan:
At the beginning of each fiscal year, Mr. Jaffee presents his proposal for the performance measures that will determine the calculation of the Cash Incentive Awards and Executive Deferred Bonus Awards for that year, along with specific performance targets and payout ranges, to the Compensation Committee. The Company’s General Counsel, Vice President of Human Resources, and Chief Financial Officer each participate in this presentation as well. The Compensation Committee has the general authority to review and determine the reasonableness of the performance measures, targets and payout ranges (and any changes thereto) as they relate to the total compensation of the Company’s executive officers. For fiscal 2025, following review and deliberations, the Compensation Committee approved the initial proposal presented by Mr. Jaffee.
The performance measure under the Annual Incentive Plan for fiscal 2025 was the Company’s adjusted pre-tax, pre-bonus income as compared with the fiscal 2025 adjusted corporate budget, with target level performance equal to such budget. The Compensation Committee believes that adjusted pre-tax, pre-bonus income focuses our executive officers on profitable Company growth and is aligned with stockholder returns. The adjusted pre-tax, pre-bonus income for fiscal 2025 was determined by adjusting pre-tax income as shown in our fiscal 2025 audited consolidated financial statements as follows: (i) adding the total amount of Cash Incentive Awards and Executive Deferred Bonus Awards earned for fiscal 2025 (notwithstanding any deferred payments); and (ii) subtracting the amortization for prior years’ Executive Deferred Bonus Awards. As a result of these adjustments, the financial performance measure under the Annual Incentive Plan takes into consideration the full amount of any Executive Deferred Bonus Award in the fiscal year for which it is earned, rather than amortizing that bonus over its vesting period.
    NEOs were eligible to receive from 25% to 200% of target Cash Incentive Award if the Company achieved approximately 78% to 130% (or more) of the target adjusted pre-tax, pre-bonus income. Under that performance measure and after the effect of the adjustments described above, our NEOs could have earned Cash Incentive Awards in fiscal 2025 as shown below:

	Adjusted Pre-Tax Pre-Bonus Income	% of Target Bonus Earned
Threshold	$54,867,000	25%
Target	$70,796,000	100%
Maximum	$92,035,000	200%
NEOs other than Mr. Jaffee were eligible to receive from 75% to 200% of target Executive Deferred Bonus Award if the Company achieved approximately 93% to 130% (or more) of the target adjusted pre-tax, pre-bonus income. Under that performance measure and after the effect of the adjustments described above, the NEOs could have earned Executive Deferred Bonus Awards in fiscal 2025 as shown below:

	Adjusted Pre-Tax Pre-Bonus Income	% of Target Bonus Earned
Threshold	$65,486,000	75%
Target	$70,796,000	100%
Maximum	$92,035,000	200%

If performance fell between two of the specified targets in the tables above, the target bonus payment percentage would be linearly interpolated.
The bonus opportunity for fiscal 2025 as a percent of base salary for the NEOs is shown in the following table:

	Bonus Opportunity as a % of Base Salary
	Threshold			Target			Maximum
	Cash Incentive Award (1)	Executive Deferred Bonus Award (2)	Total Annual Incentive Award	Cash Incentive Award	Executive Deferred Bonus Award	Total Annual Incentive Award	Cash Incentive Award	Executive Deferred Bonus Award	Total Annual Incentive Award
Daniel S. Jaffee (3)	17.50%	15.00%	32.50%	70.00%	20.00%	90.00%	140.00%	40.00%	180.00%
Susan M. Kreh	12.50%	15.00%	27.50%	50.00%	20.00%	70.00%	100.00%	40.00%	140.00%
Christopher B. Lamson	10.00%	15.00%	25.00%	40.00%	20.00%	60.00%	80.00%	40.00%	120.00%
Aaron V. Christiansen	10.00%	15.00%	25.00%	40.00%	20.00%	60.00%	80.00%	40.00%	120.00%
Laura G. Scheland	10.00%	15.00%	25.00%	40.00%	20.00%	60.00%	80.00%	40.00%	120.00%
(1)    The threshold for payment of a Cash Incentive Award was adjusted pre-tax, pre-bonus income corresponding to the achievement of approximately 78% of the target adjusted pre-tax, pre-bonus income. That achievement level would result in payment of 25% of target Cash Incentive Award. No Cash Incentive Award would be awarded below that level of performance.
(2)    The threshold for earning of an Executive Deferred Bonus Award was adjusted pre-tax, pre-bonus income corresponding to the achievement of approximately 93% of our fiscal 2025 adjusted corporate budget. That achievement level would result in an award of 75% of target bonus for both Cash Incentive Awards and Executive Deferred Bonus Awards.
(3)    Mr. Jaffee did not participate in the Executive Deferred Bonus Award portion of the Annual Incentive Plan for 2025. However, our Compensation Committee has typically awarded Mr. Jaffee either (i) a non-deferred cash award or (ii) restricted stock, in either case equal to the dollar value of an Executive Deferred Bonus Award that he would have received had he been a participant in that portion of the Annual Incentive Plan in order to provide him with a comparable award. For fiscal 2025, the Compensation Committee awarded Mr. Jaffee with a non-deferred cash award for fiscal 2025 equal to 139.4% of the target Executive Deferred Bonus Award that would have been applicable to Mr. Jaffee if he were a participant in the “Executive Deferred Bonus” portion of the Annual Incentive Plan in lieu of such deferred bonus. The award is reflected in the Summary Compensation Table but was paid following the completion of the fiscal year.

The Company’s adjusted, pre-tax, pre-bonus income for fiscal 2025 was $79,174,000, which exceeded the target achievement level for the 2025 Cash Incentive Awards listed above and resulted in payment of Cash Incentive Awards to the NEOs for fiscal 2025 equal to 139.4% of target bonus.

The Company’s adjusted, pre-tax, pre-bonus income also exceeded the target achievement level for the 2025 Executive Deferred Bonus Awards listed above and resulted in Executive Deferred Bonus Awards to the Company’s NEOs (other than Mr. Jaffee) for fiscal year 2025 equal to 139.4% of target bonus. Executive Deferred Bonus Awards awarded for fiscal 2025 performance are deferred and will be paid in cash in full at the end of three years (July 31, 2028), provided the executive is still employed by the Company at that time, subject to earlier payment as described above.

Although Mr. Jaffee was not a recipient of an Executive Deferred Bonus Award under our Annual Incentive Plan in fiscal 2025, the Compensation Committee considered the dollar value of an Executive Deferred Bonus Award that he would have had the opportunity to receive had he been a recipient of an

Executive Deferred Bonus Award as a reference in approving an award, payable in cash or restricted stock, with a dollar value equal to the amount of such Executive Deferred Bonus Award that he would have earned in order to provide him with a comparable award opportunity for fiscal 2025. Following the completion of 2025 financial results, the Compensation Committee approved the final award to Mr. Jaffee.The award fulfills the intention of the Compensation Committee, stated in 2024, to grant Mr. Jaffee an award comparable to the Executive Deferred Bonus Award that he would have received had he not chosen to be excluded from that portion of our Annual Incentive Plan for fiscal 2025.

Annual Cash Incentive Awards and Executive Deferred Bonus Awards to our NEOs are shown in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

Our Annual Incentive Plan gives Mr. Jaffee discretion to adjust the performance measures, targets and payout ranges used for incentive purposes if Mr. Jaffee determines such change is desirable in the interest of equitable treatment of the Company’s employees and the Company as a result of, among other things, extraordinary or nonrecurring events, a corporate reorganization or any other change in circumstances or event; provided, however, that in no event may any employee receive a bonus greater than 200% of target under the plan. Mr. Jaffee typically will confer with members of the Compensation Committee in connection with any such adjustments; however, for fiscal 2025, no adjustments were proposed or made. Mr. Jaffee may also exercise discretion in determining the incentive bonus to be paid under our Annual Incentive Plan to any employee, including our executive officers (except himself), by:

•Increasing or decreasing any participant’s percent of a Cash Incentive Award earned by up to 25%, subject to limitations specified in our Annual Incentive Plan. For example, if, according to the corporate financial performance measure, 75% of the corporate financial performance bonus has been earned, Mr. Jaffee may adjust an individual participant’s percentage of Cash Incentive Award earned to as little as 50% or as much as 100%.
•Adjusting individual Executive Deferred Bonus Awards downward or upward, based on the participant’s individual performance and/or the performance of the participant’s department or division.
•Awarding a Cash Incentive Award under the Annual Incentive Plan of up to 25% of the total dollar amount of the target bonus for all exempt employees (and up to 100% of the total dollar amount of the overall target bonus pool for all non-exempt employees) if the Company fails to achieve the minimum performance otherwise required for payment of a Cash Incentive Award.
Further, the Compensation Committee may, for a specific fiscal year, grant to Mr. Jaffee discretionary authority to make additional adjustments to the performance measures, targets and payout ranges, or awards to individual participants, including our executive officers, provided that in no event will Mr. Jaffee be granted authority to make total awards to any participant which exceed 200% of the participant’s target bonus. No such additional discretionary authority was granted and no such additional adjustments were made for any of the inventive awards granted to the NEOs in fiscal 2025.
Equity Incentive Awards
    The equity component of the Company’s NEOs’ compensation emphasizes long-term stockholder value creation through restricted stock awards. The Compensation Committee typically grants equity awards to NEOs during its regularly scheduled meeting early in the fiscal year. However, the timing of this approval may be changed in the event of extraordinary circumstances, including in connection with mid-year promotions and new-hires. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in fiscal 2025. The Compensation Committee does not time the release of material nonpublic information to affect the value of executive compensation.

During fiscal 2025, the Compensation Committee made the following equity incentive awards to NEOs under the terms of our Amended and Restated 2006 Long Term Incentive Plan (the “Long Term Incentive Plan”), based on considerations described below:

•At its meeting on September 4, 2024, the Compensation Committee approved the grant of an award of 7,000 restricted shares of Common Stock, effective on October 19, 2024, to each of Susan M. Kreh, Christopher B. Lamson, Aaron V. Christiansen, and Laura G. Scheland, all of which will “cliff” vest in full on October 19, 2028, provided each such NEO is employed by the Company on that date, subject to accelerated vesting under certain circumstances described below.
•On April 18, 2025, the Compensation Committee approved an award of 25,000 restricted shares of Common Stock, effective on April 18, 2025, to each of Susan M. Kreh and Aaron V. Christiansen, all of which will “cliff” vest in full on October 19, 2029, provided each such NEO is employed by the Company on that date, subject to accelerated vesting under certain circumstances described below.

The Compensation Committee determines what, if any, equity incentive awards will be made to Mr. Jaffee for the upcoming year and determines and approves the equity incentive awards of our other executive officers. In connection with such determinations, Mr. Jaffee reviews the performance of, and makes recommendations regarding equity incentive awards (if any) for, all executive officers who reported to him during the fiscal year. Any increases are generally based upon the individual’s performance during the previous year and/or any significant change in responsibilities for the upcoming year. In conducting its review and making its determinations, the Compensation Committee reviews the performance of the Company, the number of restricted shares held by the executive officers, the vesting schedule of the unvested restricted shares held by the executive officers, and gains on past equity awards, prepared by our human resources staff. During the fiscal year, Mr. Jaffee may recommend that the Compensation Committee approve an equity incentive award to any of the executive officers who report to him, due to significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons.
Equity incentives for Mr. Jaffee have historically consisted of periodic, multi-year equity awards as well as consideration of an annual cash or restricted stock equity award that mirror the value of the Executive Deferred Bonus Awards earned by our other executive officers that Mr. Jaffee would have earned had he not requested to be excluded from the Executive Deferred Bonus portion of our Annual Incentive Plan. The Compensation Committee determined not to grant Mr. Jaffee equity awards in fiscal 2025 because, it approved the grant of an award of 250,000 restricted shares of Class B Stock to Mr. Jaffee in fiscal 2024 and Mr. Jaffee elected to receive cash consideration in lieu of a restricted stock award mirroring the value of the Executive Deferred Bonus Awards earned by our other executive officers that Mr. Jaffee would have earned had he not requested to be excluded from the Executive Deferred Bonus portion of our Annual Incentive Plan.
Other Compensation
The Company provides health and welfare benefits, including medical and dental coverage and life and long-term disability insurance, which are available to the executive officers on the same terms as they are available to other employees. The Company also provides limited perquisites to the NEOs to assist them in carrying out their duties. As noted in the “All Other Compensation” column of the Summary Compensation Table, these perquisites may include auto allowances, paid parking, directed charitable donations, airline executive club memberships, remote Internet access costs and periodical subscriptions.
The Company maintains a 401(k) retirement savings plan in which our executive officers are eligible to participate. The Company makes a matching contribution of one hundred percent (100%) of the first six percent (6%) of compensation contributed by an employee that vests one hundred percent (100%) after two (2) years of service with the Company. The Company’s contribution to the 401(k) retirement savings plans of the NEOs is included in the “All Other Compensation” column of the Summary Compensation Table.

The Company also maintains a nonqualified deferred compensation plan that is offered to certain eligible employees, including the NEOs. During the fiscal year, the Company matched contributions of up to six percent (6%) of eligible compensation above annual tax code limits. Such contributions are discretionary. For more information, see “Nonqualified Deferred Compensation for Fiscal 2025” below. Contributions by the named executive officers to the executive deferred compensation plan are shown in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation Table. Earnings on balances in that plan are included in the “Aggregate Earnings in Last Fiscal Year” column of that table and accrue at a rate equal to our long-term cost of borrowing plus one percent (1%).

The Compensation Committee believes the foregoing benefits are reasonable and consistent with its overall compensation objective to better enable us to attract and retain highly talented employees.

Employment and Severance Arrangements
    The Company has not entered into written employment or severance agreements with its executive officers, nor does the Company have a prospective severance plan that covers any of the executive officers. Currently, our only provisions for benefits upon termination of employment or change in control are in existing compensation plans and apply to all participants in those plans. For example, the Long Term Incentive Plan contains provisions for immediate vesting of benefits upon change in control, disability or death. The Benefits Upon Termination or Change in Control Table contains additional information concerning benefits upon the termination of employment of the NEOs. We believe that these benefits serve our retention objectives by permitting our NEOs to maintain continued focus and dedication to their responsibilities in order to maximize shareholder value, including in the event of a transaction that could result in a change in control.
Governance and Other Considerations
Stock Ownership Guidelines
    The Company does not have guidelines or requirements for stock ownership by its executive officers, however, annual equity awards are a significant element to NEO compensation and each of our NEOs generally hold meaningful levels of our stock. See “Security Ownership of Management” below for information on beneficial ownership of the Company’s Common Stock and Class B Stock by its directors and executive officers.
Insider Trading Policy
See “Corporate Governance Matters - Insider Trading Policy” above for a description of our Insider Trading Policy, a copy of which was filed as Exhibit 19.1 to our 2025 Annual Report.
Tax and Accounting Implications

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Tax Code”) generally limits the annual corporate tax deduction for compensation paid to each of the Company’s “covered employees” to $1 million. “Covered employees” include anyone who served as chief executive officer or chief financial officer during any part of a year and certain other current and former highly compensated employees. Consequently, the Company generally will not be entitled to a U.S. tax deduction for compensation paid in any year to the NEOs and other “covered employees” in excess of $1 million. The Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements may impair flexibility in compensating the executive officers in a manner that can best promote the Company’s corporate objectives. Therefore, the Compensation Committee has not adopted a policy that requires that all compensation be deductible and, accordingly, income recognized from equity or other awards may be non-deductible. The Compensation Committee retains the discretion to provide compensation which may not be deductible by reason of Section 162(m).
The Company has not provided or committed to provide any NEO with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Tax Code. Section 280G and related sections of the Tax Code provide that an executive officer and certain persons who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that the Company or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A of the Tax Code also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A of the Tax Code.
The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718 Compensation - Stock Compensation (“ASC 718”), which requires us to recognize compensation expense for share-based payments. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, including taking into account ASC 718 in determining the amounts of equity compensation awards granted to executives and employees.
Incentive Compensation Clawback Policy
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), the Company maintains a clawback policy, which requires that certain incentive compensation paid to any current or former executive officer, including the NEOs, will be subject to recoupment if (x) the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct, and (y) that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required. Incentive compensation subject to the clawback policy consists of compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in the rules implementing such requirement), including stock price and total shareholder return, received on and after October 2, 2023.

Compensation Risk Assessment

The Compensation Committee assesses and considers potential risks when reviewing and approving our compensation programs, policies and practices for our executive officers and our employees. The Company designed its compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, the Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse effect on us.

Report of the Compensation Committee of the Board of Directors
The Compensation Committee reviewed and discussed with the Company’s management the foregoing Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Ellen-Blair Chube, Chair
Allan H. Selig
Michael A. Nemeroff

Summary Compensation Table
The following table summarizes the total compensation earned by the named executive officers for services provided to the Company during the years detailed below. None of the named executive officers were awarded stock options during the years detailed below.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Daniel S. Jaffee	2025	$904,800	$—	$1,135,162	$277	$255,611	$2,295,850
President and CEO	2024	$870,000	$7,973,750	$1,466,559	$51,057	$242,150	$10,603,516
	2023	$840,533	$—	$1,512,959	$46,574	$896,957	$3,297,023

Susan M. Kreh	2025	$522,500	$1,277,540	$509,855	$220	$111,737	$2,421,852
CFO and CIO	2024	$500,000	$255,160	$655,550	$9,473	$99,483	$1,519,666
	2023	$468,500	$68,775	$655,900	$5,941	$135,955	$1,335,071

Christopher Lamson	2025	$420,000	$239,540	$351,288	$—	$100,961	$1,111,789
Group Vice President of Retail and Wholesale	2024	$400,000	$255,160	$449,520	$1,471	$96,285	$1,202,436
	2023	$372,834	$68,775	$447,400	$35	$64,295	$953,339

Aaron V. Christiansen	2025	$381,425	$1,277,540	$319,024	$141	$90,115	$2,068,245
Vice President of Operations	2024	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—

Laura G. Scheland	2025	$362,000	$239,540	$302,777	$—	$64,483	$968,800
Vice President & General Manager of Consumer Products Division	2024	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—
(1)    Mr. Christiansen and Ms. Scheland are new NEOs of the Company for fiscal year 2025 and therefore, in accordance with SEC rules, only fiscal year 2025 compensation information is presented.

(2)    The amounts reported reflect the grant date fair value of awards computed in accordance with ASC 718, excluding estimated forfeitures. The grant date fair value is the number of shares granted multiplied by the closing price of our Common Stock on the grant date. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized.
(3)    The 2025 amounts reflect: (i) Cash Incentive Awards equal to 139.4% of target; (ii) Executive Deferred Bonus Awards equal to 139.4% of target to our NEOs (other than Mr. Jaffee); and (iii) a cash award equal to 139.4% of target to our CEO intended by our Compensation Committee to be an award comparable to the Executive Deferred Bonus Award Mr. Jaffee would have received had he been a recipient of an Executive Deferred Bonus Award pursuant to the Annual Incentive Plan in fiscal 2025. Cash Incentive Awards are paid following the completion of the specified fiscal year. Executive Deferred Bonus Awards are awarded during the specified fiscal year and generally vest (become payable) according to a vesting schedule established by our Compensation Committee. Executive Deferred Bonus Awards awarded for fiscal 2025 are deferred and will be paid in full at the end of three years (July 31, 2028), provided the NEO is still employed by the Company at that time, subject to earlier payout upon death, retirement, disability or a change in control of the Company.
(4)    The amounts shown represent earnings from our executive deferred compensation plan that exceed 120% of the applicable federal long-term rate.
(5)    The amounts shown in this column for fiscal 2025 are described in the following table:

All Other Compensation Table
Name	Perquisites ($) (A)	Dividends on Unvested Restricted Stock ($) (B)	Interest Earned on Executive Deferred Bonus ($) (C)(D)	401(k) Plan Company Matching Contributions ($)	Deferred Compensation Matching Contributions ($) (E)	Total ($)
Daniel S. Jaffee	$103,162	$134,441	$—	$18,008	$—	$255,611
Susan M. Kreh	$7,500	$19,065	$26,508	$21,404	$37,260	$111,737
Christopher B. Lamson	$7,500	$37,355	$16,816	$18,104	$21,186	$100,961
Aaron V. Christiansen	$12,900	$24,490	$18,560	$16,147	$18,018	$90,115
Laura G. Scheland	$5,000	$14,415	$12,363	$21,905	$10,800	$64,483
(A) The amounts shown reflect the actual cost to us for providing these perquisites. The perquisites received by Mr. Jaffee consisted of directed charitable donations of $75,518, auto allowance, use of a private plane, and cleaning services fees. The perquisites received by Ms. Kreh, Mr. Lamson, and Ms. Scheland are related to directed charitable donations paid by the Company. The perquisites received by Mr. Christiansen consisted of auto allowance and directed charitable donations.
(B)    The amounts shown represent dividend payments on unvested shares of restricted stock held by the NEOs that are reportable as either dividends or ordinary income.
(C)    Executive Deferred Bonus Awards under the Annual Incentive Plan earn interest at a rate equal to our long-term cost of borrowing plus 1%.
(D)    The amount shown for Mr. Jaffee was zero because he requested to not be eligible for an Executive Deferred Bonus Award.
(E)    The amounts represent discretionary Company contributions provided to eligible participants of the deferred compensation plan to help maximize their retirement savings. See "Nonqualified Deferred Compensation for Fiscal 2025" below.

Grants of Plan-Based Awards during Fiscal 2025
The following table discloses certain information regarding grants of plan-based awards to the named executive officers during fiscal 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Equity Plan Awards (2)
Name	Grant Date	Approval Date (3)	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Award ($) (4)
Daniel S. Jaffee
Cash Incentive Award	—	—	$158,340	$633,360	$1,266,720	—	—
Cash Bonus In Lieu of Executive Deferred Bonus Award	—	—	$135,720	$180,960	$361,920	—	—
Susan M. Kreh
Cash Incentive Award	—	—	$65,313	$261,250	$522,500	—	—
Executive Deferred Bonus Award	—	—	$78,375	$104,500	$209,000	—	—
Restricted Stock Award	10/19/2024	9/4/2024	—	—	—	7,000	$239,540
Restricted Stock Award	4/18/2025	4/18/2025	—	—	—	25,000	$1,038,000
Christopher B. Lamson
Cash Incentive Award	—	—	$42,000	$168,000	$336,000	—	—
Executive Deferred Bonus Award	—	—	$63,000	$84,000	$168,000	—	—
Restricted Stock Award	10/19/2024	9/4/2024	—	—	—	7,000	$239,540
Aaron V. Christiansen
Cash Incentive Award	—	—	$38,143	$152,570	$305,140	—	—
Executive Deferred Bonus Award	—	—	$57,214	$76,285	$152,570	—	—
Restricted Stock Award	10/19/2024	9/4/2024	—	—	—	7,000	$239,540
Restricted Stock Award	4/18/2025	4/18/2025	—	—	—	25,000	$1,038,000
Laura G. Scheland
Cash Incentive Award	—	—	$36,200	$144,800	$289,600	—	—
Executive Deferred Bonus Award	—	—	$54,300	$72,400	$144,800	—	—
Restricted Stock Award	10/19/2024	9/4/2024	—	—	—	7,000	$239,540
(1)    The amounts represent the potential range of Cash Incentive Awards and Executive Deferred Bonus Awards under our Annual Incentive Plan at the threshold, target and maximum performance levels for fiscal 2025 performance under our Annual Incentive Plan. The actual amounts of Cash Incentive Awards and Executive Deferred Bonus Awards awarded for fiscal 2025 are disclosed in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” For a discussion of the performance metrics applicable to these awards, see “Compensation Discussion and Analysis – Annual Incentive Plan – Operation of the Annual Incentive Plan” above.
(2)    Granted by our Compensation Committee under our Long-Term Incentive Plan. See “Compensation Discussion and Analysis - Equity Incentive Awards” above for additional details regarding the grants.
(3)    Represents the date on which the Compensation Committee actually approved the grant of such award.
(4) Amount represents the total fair value of restricted shares granted in fiscal 2025 under ASC 718.

Outstanding Equity Awards at Fiscal 2025 Year End
The following table provides information on the unvested stock held by the named executive officers as of July 31, 2025. None of the NEOs held any unexercised stock options or equity incentive plan awards as of July 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Daniel S. Jaffee	268,000	(2)	$15,115,200

Susan M. Kreh	50,000	(3)	$2,820,000

Christopher B. Lamson	56,000	(4)	$3,158,400

Aaron V. Christiansen	60,000	(5)	$3,384,000

Laura G. Scheland	25,000	(6)	$1,410,000
(1)    Market value of our Class B Stock and Common Stock has been calculated using the closing sale price of our Common Stock on July 31, 2025, the last trading day of fiscal 2025, which was $56.40.
(2)    Restricted shares of Class B Stock that are scheduled to vest on the anniversaries of October 19, 2024 as follows: (i) 82,000 shares on the first anniversary and (ii) 62,000 shares on each of the second, third, and fourth anniversaries.
(3)    Restricted shares of Common Stock that are scheduled to vest on the anniversaries of October 19, 2024 as follows: (i) 10,000 shares on the first anniversary, (ii) 8,000 shares on the third anniversary, (iii) 7,000 shares on the fourth anniversary, and (iv) 25,000 shares on the fifth anniversary.
(4)    Restricted shares of Common Stock that are scheduled to vest as follows: (i) 12,000 shares on January 20, 2026, (ii) 5,000 shares on October 19, 2026, (iii) 24,000 shares on January 20, 2027, (iv) 8,000 shares on October 19, 2027, and (v) 7,000 shares on October 19, 2028.
(5)    Restricted shares of Common Stock that are scheduled to vest on the anniversaries of October 19, 2025 as follows: (i) 20,000 shares on the first anniversary, (ii) 8,000 shares on the second anniversary, (iii) 7,000 shares on the third anniversary, and (iv) 25,000 shares on the fourth anniversary.
(6)    Restricted shares of Common Stock that are scheduled to vest on the anniversaries of October 19, 2024 as follows: (i) 10,000 shares on the first anniversary, (ii) 8,000 shares on the third anniversary, and (iii) 7,000 shares on the fourth anniversary.

Option Exercises and Stock Vested for Fiscal 2025
The following table provides information for the named executive officers regarding the number of restricted shares of the Company’s stock that vested and the value received upon vesting during fiscal 2025.
The shares acquired and vested by Mr. Jaffee were shares of Class B Stock. None of the Company’s NEOs held or exercised stock options during fiscal 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Daniel S. Jaffee	82,000	$2,806,040
Susan M. Kreh	5,000	$171,100
Christopher B. Lamson	12,000	$524,520
Aaron V. Christiansen	—	$—
Laura G. Scheland	—	$—
(1)    The Value Realized on Vesting represents the market price of our Common Stock on the date of vesting multiplied by the number of shares vested.
Nonqualified Deferred Compensation for Fiscal 2025
All executive officers and other senior managers are eligible to participate in the Company’s 2005 Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”). Participating executives may defer up to 50% of base salary and 100% of Cash Incentive Awards into the plan. Participants’ deferrals earn interest at a rate equal to our long-term cost of borrowing plus one percent (1%). Except as noted below, participants are entitled to receive a distribution from their account balances at the earlier of the end of their elected deferral period or upon death or termination of employment prior to age 55. Except as noted below, accounts are distributed in a single lump sum, or in certain circumstances, annual installments over a period of up to 15 years as elected by the participant.
In the event of an unforeseen emergency, a participant may apply to the administrative committee of the Deferred Compensation Plan for payment of an amount from the participant’s account balance sufficient to satisfy the emergency need. Further, as described above, the Company may make voluntary matching contributions on behalf of the participants in this deferred compensation plan. The Deferred Compensation Plan will terminate upon a change in control of the Company and, immediately prior to such a change in control, or as soon as possible following a change in control, each participant will be paid his or her account balance. The Deferred Compensation Plan is unfunded and subject to the claims of the Company’s creditors.
    In fiscal 2025, the Company offered contributions to all participants of up to six percent (6%) of each participant’s total compensation in fiscal 2025, less the amount of Company matched dollars to the participant under the Company’s 401(k) plan in the year.

Prior to the adoption of the Deferred Compensation Plan, certain employees and directors were entitled to participate in the Company’s Deferred Compensation Plan, as amended and restated effective April 1, 2003, and further amended thereafter (the “2003 Plan”). The terms of the 2003 Plan are substantially similar to those of the Deferred Compensation Plan, and the 2003 Plan closed to new participants when the Deferred Compensation Plan was adopted.

The following table shows contributions, earnings and balances in our executive deferred compensation plans for the NEOs during fiscal 2025:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Daniel S. Jaffee(1)	$—	$—	$63,652	$—	$1,226,016
Susan M. Kreh	$79,452	$37,957	$15,931	$—	$339,900
Christopher B. Lamson	$44,762	$21,781	$4,151	$—	$97,417
Aaron V. Christiansen	$93,883	$18,018	$23,531	$—	$480,438
Laura G. Scheland	$23,175	$10,800	$4,000	$—	$87,751
(1)    Mr. Jaffee did not make contributions to the Deferred Compensation Plan in fiscal 2025. Mr. Jaffee’s aggregate earnings in the last fiscal year and aggregate balance at last fiscal year end balances include past contributions to and earnings in both the Deferred Compensation Plan and the 2003 Plan. Mr. Jaffee earned $29,873 in fiscal 2025 and had an aggregate balance at the end of fiscal 2025 equal to $577,216 in his Deferred Compensation Plan account and earned $33,779 in fiscal 2025 and had an aggregate balance at the end of fiscal 2025 equal to $648,800 in his 2003 Plan account.
(2)    Amounts included in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table - All Other Compensation column. Amounts representing earnings from our deferred compensation plans that exceed 120% of the applicable federal long-term rate that are included in the Aggregate Earnings in Last Fiscal Year column are included in the Summary Compensation Table - Change in Pension Value and Nonqualified Deferred Compensation Earnings column.
(3)    We credit the accounts under the terms of the plan with an interest rate that is equal to our long-term cost of borrowing plus 1%.
(4) The following amounts were reported in prior fiscal year summary compensation tables: $317,589, $28,481, and $1,506 for Mr. Jaffee, Ms. Kreh, and Mr. Lamson, respectively. Mr. Christiansen and Ms. Scheland are new NEOs of the Company for fiscal year 2025 and therefore have not had amounts reported in prior fiscal year summary compensation tables.
Benefits upon Termination or Change in Control
The following summaries and table set forth potential payments to the NEOs upon termination of their employment or a change in control of the Company. None of the NEOs meet the qualifications for normal or early retirement benefits, so those termination scenarios are not shown.
We do not have a prospective severance plan that covers any of the named executive officers and have no employment or prospective severance agreements with the named executive officers.
The only other benefits upon termination of employment or change in control provided to our NEOs are set forth in existing compensation plans and apply to all participants in those plans as follows:

•Our Annual Incentive Plan provides for immediate vesting, as allowed by law, of a participant’s Executive Deferred Bonus Award account upon the participant’s death, disability (within the meaning of Tax Code Section 22(e)(3)), or change in control of the Company (generally, a transaction after which the owners of Class B Stock cease to control at least 50% of the voting power of the Company). Upon retirement, a participant’s Executive Deferred Bonus Award account shall become immediately vested if the following conditions are met: (i) the participant’s age plus years of service is equal to or greater than 80, and (ii) there is reasonable anticipation of no further services or services of less than 20% of the participant’s pre-retirement level to the Company.
•Our Long Term Incentive Plan and the agreements issued to NEOs other than our CEO under it provide for immediate vesting of restricted stock upon a participant’s death, disability (as defined above) or a change in control (as defined above) of the Company. Upon retirement, all shares of restricted stock will only vest if the Compensation Committee approves of such accelerated vesting upon retirement and the following conditions are met: (i) the participant’s age plus years of service is equal to or greater than 80 and (ii) there is reasonable anticipation of no further services or services of less than 20% of the participant’s pre-retirement level to the Company.
In September 2018 and September 2023, the Company granted restricted stock to Mr. Jaffee that is subject to immediate vesting upon Mr. Jaffee’s death or disability (as defined above). Such restricted stock shall also vest as follows: (i) upon Mr. Jaffee’s termination without cause or termination of his employment for good reason, the next tranche of unvested restricted shares scheduled to vest shall vest and the remaining shall be forfeited, (ii) upon Mr. Jaffee’s retirement after having reached age 65, full vesting, and (iii) upon a change in control (as defined above) followed by Mr. Jaffee’s termination due to his death or disability, or his termination without cause or for good reason, full vesting. “Cause” would generally require a felony conviction likely to result in injury of a material nature to the Company or gross and habitual negligence in the performance duties and “good reason” would generally require a material diminution in duties, authorities, responsibilities or reporting relationships or the material reduction of compensation.
The table below does not include amounts payable to the NEOs under plans that are generally available on the same basis to all of our salaried employees, such as payments under the 401(k) plan, the life insurance plan, the disability insurance plan and payment of prorated annual incentive compensation.
The table also does not include balances under our Executive Deferred Compensation Plan. The circumstances under which the NEOs may receive distributions from that plan are disclosed in the section entitled “Nonqualified Deferred Compensation for Fiscal 2025” above.
Unless otherwise noted, the amounts shown below assume that each NEOs’ employment terminated on July 31, 2025, the last day of our most recently completed fiscal year, and when applicable, the closing sale price of our Common Stock on July 31, 2025, the last trading day of fiscal 2025, which was $56.40.

Name	Annual Incentive Plan Deferred Bonus Account ($) (1)	2006 Long Term Incentive Plan ($) (2)	Total ($)
Daniel S. Jaffee
Change in Control, Death, Disability(3)	$—	$15,115,200	$15,115,200

Susan M. Kreh
Change in Control, Death, Disability	$509,412	$2,820,000	$3,329,412

Christopher B. Lamson
Change in Control, Death, Disability	$323,156	$3,158,400	$3,481,556

Aaron V. Christiansen
Change in Control, Death, Disability	$356,665	$3,384,000	$3,740,665

Laura G. Scheland
Change in Control, Death, Disability	$237,572	$1,410,000	$1,647,572

(1)    The amounts shown reflect each named executive officer’s balance in his or her Executive Deferred Bonus Award account of the Annual Incentive Plan. As explained above, the Annual Incentive Plan provides for immediate vesting and payment, as allowed by law, of a participant’s Executive Deferred Bonus Award account upon the participant’s death, disability, retirement under certain circumstances, or change in control of the Company.
(2)    The amounts shown represent the market price of any unvested shares of restricted stock as of July 31, 2025. None of the named executive officers had any unvested stock options as of July 31, 2025, the last trading day of fiscal 2025. As explained above, previously unvested shares of restricted stock become immediately vested upon the events listed and subject to the conditions described above.
(3) Amounts reflected for Mr. Jaffee would also be paid upon his termination without cause or termination for good reason, or retirement after having reached age 65, after a change in control, as further described above. As described above, Mr. Jaffee would be entitled to only the next tranche of unvested shares of restricted stock, valued at $4,624,800 as of July 31, 2025, upon his termination without cause or termination for good reason, prior to a change in control.
Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the median of the annual total compensation of our employees and the annual total compensation of Mr. Jaffee, our CEO. For 2025, our last completed fiscal year:
•the median of the annual total compensation of all of our employees (other than Mr. Jaffee) was $78,628; and
•the annual total compensation of Mr. Jaffee, as reported in the Summary Compensation Table presented elsewhere in this document was $2,295,850.

Based on this information, the ratio of Mr. Jaffee’s fiscal 2025 annual total compensation to that of our median employee was approximately 29 to 1.

In determining the pay ratio described above, we used the methodology, assumptions, and estimates set forth below.

We selected July 31, 2025, which is within the last three months of fiscal 2025, as the date upon which we would identify the median employee.

1.We determined that, as of July 31, 2025, excluding Mr. Jaffee, our employee population (excluding contractors and consultants whose compensation is paid through a third-party) consisted of 927 individuals, 892 of whom were in the United States and 35 of whom were located internationally. Using the de minimis exception, the Company limited the employee population to individuals residing in the United States. The countries excluded were Canada (23 employees), Mexico (6 employees), Switzerland (1 employee), and the United Kingdom (5 employees).
2.For purposes of measuring the compensation of this limited employee population, we selected a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee in this population: (1) annual base pay (including overtime and shift premiums), (2) the actual Cash Incentive Awards and Executive Deferred Bonus Awards earned in fiscal 2025, and (3) the grant date fair value for any equity awards granted in fiscal 2025. In identifying the median employee, we annualized the compensation values of permanent employees that joined our Company during fiscal 2025.
3.Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $77,703. With respect to the annual total compensation of Mr. Jaffee, we used the amount reported in the “Total” column of our Summary Compensation Table included elsewhere in this document.

The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

Pay Versus Performance
The following Pay Versus Performance (“PVP”) information presents the compensation of our NEOs in the Summary Compensation Table as well as Compensation Actually Paid (“CAP”) to our NEOs and certain performance measures prepared in accordance with Item 402(v) of Regulation S-K for each of fiscal years 2025, 2024, 2023 and 2022 (each, a “Covered Year”). In reviewing this information, please note that the CAP amounts do not necessarily represent actual compensation earned or realized by our NEOs in a given year but instead reflect the SEC’s particular view or formulation of a combination of realized pay (primarily for cash amounts) and realizable or accrued pay (primarily for equity awards). For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section above.

Fiscal Year (a)	Summary Compensation Table ("SCT") Total for PEO ($)(b)(1)	Comp. Actually Paid to PEO ($)(c)(1)(2)	Average SCT Total for Non-PEO NEOs ($)(d)(1)	Average Comp. Actually Paid to Non-PEO NEOs ($)(e)(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(f)(3)	Value of Initial Fixed $100 Investment Based on Peer Group Total Shareholder Return ($)(g)(3)(4)	Net Income ($)(h)	Company-Selected Measure: Adjusted Pre-Tax, Pre-Bonus Income ($)(i)(5)
2025	$2,295,850	$8,824,590	$1,642,672	$2,693,263	$350.93	$96.86	$53,996,333	$79,174,000
2024	$10,603,516	$10,736,516	$1,361,051	$1,481,056	$199.30	$111.13	$39,425,959	$65,367,700
2023	$3,297,023	$5,678,773	$1,144,205	$2,164,395	$188.86	$116.98	$29,551,441	$47,750,600
2022	$1,770,610	$1,212,360	$1,171,918	$1,007,843	$87.71	$113.62	$5,674,097	$17,404,400

(1)    Daniel S. Jaffee was our principal executive officer (“PEO”) for the full fiscal year for each of the Covered Years. Our non-PEO NEOs were Susan M. Kreh and Christopher B. Lamson for fiscal 2022-2024 and Susan M. Kreh, Christopher B. Lamson, Aaron V. Christiansen, and Laura G. Scheland for fiscal 2025.
(2)    For each Covered Year, in determining both the CAP for our PEO and the average CAP for our Non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the amounts set forth in the tables below. The fair value or change in fair value, as applicable, of stock awards was determined by reference to the closing price of our Common Stock on the applicable measurement date.

Item and Value Added (Deducted)	2025	2024	2023	2022
For PEO:
SCT Total for PEO	$2,295,850	$10,603,516	$3,297,023	$1,770,610
- Aggregate value of SCT “Stock Awards” and “Option Awards” column values	$—	$(7,973,750)	$—	$—
+ FYE fair value of equity awards outstanding at FYE and granted in Covered Year	$—	$8,137,500	$—	$—
+/- FYE over FYE change in fair value of equity awards granted in prior years outstanding at FYE	$6,391,800	$116,500	$2,447,250	$(543,000)
+ vesting date fair value of equity awards granted and vested in Covered Year	$—	$—	$—	$—
+/- change in fair value (from prior FYE) of prior-year equity awards vested in Covered Year	$136,940	$(147,250)	$(65,500)	$(15,250)
- prior FYE fair value of prior-year equity awards forfeited in Covered Year	$—	$—	$—	$—
+ includable dividends / earnings on equity awards during Covered Year	$—	$—	$—	$—
Compensation Actually Paid to PEO	$8,824,590	$10,736,516	$5,678,773	$1,212,360

Item and Value Added (Deducted)	2025	2024	2023	2022
For Non-PEO Named Executive Officers (Average):
Average SCT Total for Non-PEO NEOs	$1,642,672	$1,361,051	$1,144,205	$1,171,918
- Aggregate value of SCT “Stock Awards” and “Option Awards” column values	$(758,540)	$(255,160)	$(68,775)	$(596,500)
+ FYE fair value of equity awards outstanding at FYE and granted in Covered Year	$1,099,800	$260,400	$156,925	$527,450
+/- FYE over FYE change in fair value of equity awards granted in prior years outstanding at FYE	$673,763	$39,610	$913,640	$(95,025)
+ vesting date fair value of equity awards granted and vested in Covered Year	$—	$—	$—	$—
+/- change in fair value (from prior FYE) of prior-year equity awards vested in Covered Year	$35,568	$75,155	$18,400	$—
- prior FYE fair value of prior-year equity awards forfeited in Covered Year	$—	$—	$—	$—
+ includable dividends / earnings on equity awards during Covered Year	$—	$—	$—	$—
Total	$2,693,263	$1,481,056	$2,164,395	$1,007,843

(3)    Our, and our Peer Group’s, cumulative total shareholder return (“TSR”) was determined based on the value of an initial fixed investment of $100, as of July 31, 2021, including the reinvestment of any dividends.
(4) The Peer Group TSR set forth in this table was determined using Dow Jones US Basic Materials Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended July 31, 2025.
(5) The Company selected measure is the Company’s adjusted pre-tax, pre-bonus income, the performance measure we have compared to budget in each year reflected above to determine bonus payout percentages pursuant to the Annual Incentive Plan. For further information concerning pre-tax, pre-bonus income, please refer to the Compensation Discussion and Analysis section above.
The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP for the PEO and the average CAP for our Non-PEO NEOs (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above.

As required by Item 402(v) of Regulation S-K, we are disclosing the most important financial performance measure used by the Company to link (i) executive compensation actually paid to the Company’s NEOs, for fiscal 2025, to (ii) the Company’s performance:

•The Company’s adjusted pre-tax, pre-bonus income.

For further information concerning pre-tax, pre-bonus income, please refer to the Compensation Discussion and Analysis section above.

Compensation Committee Interlocks and Insider Participation

Ms. Chube, Mr. Selig, and Mr. Nemeroff were the members of the Compensation Committee during fiscal 2025. No member of the Compensation Committee is a current or former employee of the Company. As indicated under “Certain Relationships and Related Party Transactions,” Mr. Nemeroff is the President and Chief Executive Officer as well as a director and shareholder of Vedder Price, a law firm that regularly provides services to the Company. During fiscal 2025, we paid Vedder Price $1,586,072 for fees and cost reimbursements in connection with services provided to the Company. No other member of our Compensation Committee had any relationship with the Company requiring disclosure herein. No interlocking relationship exists between any member of the Board or the Compensation Committee and any member of the board or compensation committee of any other company and no such interlocking relationship has existed in the past.

STOCK OWNERSHIP

Principal Stockholders
The following table sets forth information as of October 13, 2025, except as noted below, regarding beneficial ownership of our Common Stock and Class B Stock by each person or group known to us to hold more than five percent of either class. See “Security Ownership of Management” below for information on beneficial ownership of our Common Stock and Class B Stock by our directors and named executive officers.

		Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Title of Class	Number of Shares of Common Stock and Class B Stock		Percentage of Outstanding Stock of Class	Percentage of Aggregate Voting Power of Common Stock and Class B Stock
Daniel S. Jaffee	Common Stock	—		—	—
410 N. Michigan Avenue	Class B Stock	1,198,282	(2)(3)	28.06%	22.58%
Chicago, IL 60611

Jaffee Investment Partnership, L.P.	Common Stock	—		—	—
410 N. Michigan Avenue	Class B Stock	2,500,000	(4)	58.55%	47.11%
Chicago, IL 60611

BlackRock, Inc.	Common Stock	727,300	(5)	7.01%	1.37%
55 East 52nd Street	Class B Stock	—		—	—
New York, NY 10055

Dimensional Fund Advisors LP	Common Stock	563,753	(6)	5.43%	1.06%
Building One	Class B Stock	—		—	—
6300 Bee Cave Road
Austin, TX 78746

GAMCO Asset Management Inc. et al.	Common Stock	973,712	(7)	9.39%	1.83%
One Corporate Center	Class B Stock	—		—	—
Rye, NY 10580

Needham Investment Management L.L.C.	Common Stock	520,000	(8)	5.01%	0.98%
250 Park Avenue, 10th Floor	Class B Stock	—		—	—
New York, NY 10117

The Vanguard Group	Common Stock	548,840	(9)	5.29%	1.03%
100 Vanguard Blvd.	Class B Stock	—		—%	—%
Malvern, PA 19355
(1)    Beneficial ownership is determined according to SEC rules and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of a security as well as any shares that such person has the right to acquire within 60 days of October 13, 2025, including through the exercise of options or other rights or the conversion of another security. Unless otherwise indicated, all beneficial ownership in this table indicates sole voting and investment power. The applicable percentage ownership for each person listed below is based upon 10,373,180 shares of Common Stock and 4,269,856 shares of Class B Stock outstanding as of the close of business on October 13, 2025. Shares of Common Stock and Class B Stock subject to options, warrants or other rights that are exercisable or convertible within 60 days after October 13, 2025, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, warrants or other rights but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.
(2)    Does not include shares beneficially owned by Jaffee Investment Partnership, L.P.
(3)    Consists of: (i) 1,073,994 shares of Class B Stock directly owned by Mr. Jaffee (268,000 of which are restricted shares); (ii) 11,250 shares of Class B Stock he owns as trustee for his children; (iii) 49,786 shares of Class B Stock he owns as trustee for the Daniel Jaffee Children's GST Exempt Trust u/a/d 07/12/1993; and (iv) 63,252 shares of Class B Stock he owns as trustee for Daniel Jaffee GST Non-Exempt Trust u/a/d 06/21/1974. 260,000 of the shares of Class B Stock held directly by Mr. Jaffee are pledged to a bank as collateral for a personal loan. The 268,000 restricted shares of Class B Stock will become non-forfeitable as follows: (a) 82,000 shares on October 19, 2025; (b) 62,000 shares on October 19, 2026; (c) 62,000 shares on October 19, 2027; and (d) 62,000 shares on October 19, 2028.
(4)    Jaffee Investment Partnership, L.P. is managed by its general partners, generally acting by a majority vote. Mr. Jaffee has a majority of the general partner votes and therefore, generally has voting control of all of the shares of Class B Stock owned by the partnership. As a result, Mr. Jaffee, might be deemed to have, but disclaims, beneficial ownership of the partnership’s shares, which are not reflected in his share ownership shown in this table.
(5)    Information is as provided by the reporting persons in a Schedule 13G filed with the SEC on January 26, 2024. Such Schedule 13G filed by BlackRock, Inc. (“BlackRock”) reports that BlackRock has sole voting power over 713,522 shares of Common Stock and sole dispositive power over 727,300 shares of Common Stock.
(6)    Information is as provided by the reporting persons in a Schedule 13G/A filed with the SEC on October 9, 2025. Based on such Schedule 13G/A, Dimensional Fund Advisors LP (“Dimensional”), a registered investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In certain cases, subsidiaries of Dimensional may act as adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules. Although such Schedule 13G/A identifies Dimensional as having sole voting power over 552,895 shares of Common Stock and sole dispositive power over 563,753 shares of Common Stock, Dimensional disclaims beneficial ownership of such shares and reports that all of these shares are owned by the Funds.
(7)    Information is as provided by the reporting persons in a Schedule 13D/A filed with the SEC on June 26, 2025, which reported ownership as of June 26, 2025. Such Schedule 13D/A filed by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management, Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Associated Capital Group, Inc. (“AC”) and Mario J. Gabelli reports: (a) 164,200 shares of Common Stock beneficially owned by Gabelli Funds; (b) 794,512 shares of Common Stock beneficially owned by GAMCO; and (c) 15,000 shares of Common Stock beneficially owned by Teton Advisors. The Schedule 13D/A reports that each such entity has sole voting and sole dispositive power over the shares reported as beneficially owned by it, except that: (i) GAMCO does not have the authority to vote 9,000 of the reported shares; (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by such funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each fund shall respectively vote that fund’s shares; (iii) at any time, the proxy voting committee of each fund shall of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations; and (iv) the power of Mario J. Gabelli, AC, GBL and GGCP is indirect with respect to securities beneficially owned directly by other reporting persons.

(8)    Information is as provided by the reporting persons in a Schedule 13G filed with the SEC on August 14, 2024. Such Schedule 13G filed by Needham Investment Management L.L.C., Needham Asset Management, LLC, Needham Aggressive Growth Fund, and George A. Needham. Needham Investment Management L.L.C., is the relevant entity for which each of Needham Asset Management, LLC and George A. Needham may be considered a control person. Each of Needham Investment Management L.L.C., Needham Asset Management, LLC, Needham Aggressive Growth Fund, and George A. Needham share voting and dispositive power with respect to 520,000 shares of Common Stock.
(9)    Information is as provided by the reporting persons in a Schedule 13G filed with the SEC on February 13, 2024. Such Schedule 13G filed by The Vanguard Group, an investment adviser, reports that The Vanguard Group held sole voting power over 0 shares of Common Stock, shared voting power over 7,392 shares of Common Stock, sole dispositive power over 537,072 shares of Common Stock, and shared dispositive power over 11,768 shares of Common Stock.

Security Ownership of Management
The following table shows the number of shares of Common Stock and Class B Stock beneficially owned as of October 13, 2025 by our directors, by the NEOs and by our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares of Common Stock		Percentage of Outstanding Common Stock	Number of Shares of Class B Stock (2)		Percentage of Outstanding Class B Stock
Daniel S. Jaffee	—	(3)	*	1,198,282	(3)	28.06%
Ellen-Blair Chube	9,320	(4)	*	—		*
Paul M. Hindsley	16,000	(4)	*	—		*
Michael A. Nemeroff	57,802	(4)	*	—		*
George C. Roeth	10,000	(5)	*	—		*
Amy L. Ryan	2,900	(4)	*	—		*
Allan H. Selig	102,000	(4)	*	—		*
Patricia J. Schmeda	2,000	(4)	*	—		*
Lawrence E. Washow	30,000	(4)	*	—		*
Susan M. Kreh	94,100	(6)	*	—		*
Christopher B. Lamson	67,453	(7)	*	—		*
Aaron V. Christiansen	60,000	(8)	*	—		*
Laura G. Scheland	37,680	(9)	*	—		*
All Directors and Executive Officers as a Group (14 persons)	513,280	(10)	4.95%	1,198,282	(11)	28.06%

          * Does not exceed 1%
(1)    Beneficial ownership is determined according to SEC rules and generally includes any shares over which a person possesses sole or shared power to vote or to direct the disposition of a security as well as any shares that such person has the right to acquire within 60 days of October 13, 2025, including through the exercise of options or other rights or the conversion of another security. Unless otherwise indicated, the individuals listed in this table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. The applicable percentage ownership for each person listed is based upon 10,373,180 shares of Common Stock and 4,269,856 shares of Class B Stock outstanding as of the close of business on October 13, 2025. Shares of Common

Stock and Class B Stock subject to options, warrants or other rights that are exercisable or convertible within 60 days after October 13, 2025, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options, warrants or other rights, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.
(2)    Except for Mr. Jaffee, none of our directors or NEOs own any shares of Class B Stock.
(3)    Does not include shares beneficially owned by Jaffee Investment Partnership, L.P. For information regarding the shares beneficially owned by Mr. Jaffee, see the table under “Principal Stockholders” above and the notes thereto. Includes 268,000 restricted shares of Class B Stock that are scheduled to vest as follows: (a) 82,000 shares on October 19, 2025; (b) 62,000 shares on October 19, 2026; (c) 62,000 shares on October 19, 2027; and (d) 62,000 shares on October 19, 2028.
(4)    Includes 2,000 restricted shares of Common Stock awarded on December 15, 2023, scheduled to “cliff” vest on December 15, 2025.
(5)    Includes (a) 8,000 shares of Common Stock held in a trust for the benefit of Mr. Roeth and his spouse and (b) 2,000 restricted shares of Common Stock awarded on December 15, 2023, scheduled to “cliff” vest on December 15, 2025.
(6)    Includes 50,000 restricted shares of Common Stock that are scheduled to vest as follows: (a) 10,000 shares on October 19, 2025; (b) 8,000 shares on October 19, 2027; (c) 7,000 shares on October 19, 2028; and (d) 25,000 shares on October 19, 2029.
(7)    Includes 11,453 shares of Common Stock held in a trust for the benefit of Mr. Lamson and his family and 56,000 restricted shares of Common Stock that are scheduled to vest as follows: (a) 12,000 shares on January 20, 2026; (b) 5,000 shares on October 18, 2026; (c) 24,000 shares on January 20, 2027; (d) 8,000 shares on October 19, 2027; and (e) 7,000 shares on October 19, 2028.
(8) Includes 60,000 restricted shares of Common Stock that are scheduled to vest as follows: (a) 20,000 shares on October 19, 2026; (b) 8,000 shares on October 19, 2027; (c) 7,000 shares on October 19, 2028; and (d) 25,000 shares on October 19, 2029.
(9) Includes 25,000 restricted shares of Common Stock that are scheduled to vest as follows: (a) 10,000 shares on October 19, 2025; (b) 8,000 shares on October 19, 2027; and (c) 7,000 shares on October 19, 2028.
(10)    Includes 227,000 restricted shares of Common Stock: (a) 20,000 of which become non-forfeitable on October 19, 2025, (b) 16,000 of which become non-forfeitable on December 15, 2025, (c) 14,000 of which become non-forfeitable on January 20, 2026, (d) 5,000 of which become non-forfeitable on October 18, 2026, (e) 20,000 of which become non-forfeitable on October 19, 2026, (f) 24,000 of which become non-forfeitable on January 20, 2027, (g) 42,000 of which become non-forfeitable on October 19, 2027, (h) 8,000 of which become non-forfeitable on December 15, 2027, (i) 28,000 of which become non-forfeitable on October 19, 2028, and (j) 50,000 of which become non-forfeitable on October 19, 2029. The number of shares of Common Stock owned beneficially by our directors and executive officers as a group represents approximately 4.9% of the number of outstanding shares of Common Stock and approximately 1.0% of the aggregate voting power of the Common Stock and Class B Stock in each such case as of October 13, 2025.
(11)    Includes 268,000 restricted shares of Class B Stock of which become non-forfeitable as follows: (a) 82,000 shares on October 19, 2025, and (b) 62,000 shares on each of the anniversaries of October 19th during the years 2026-2028. Does not include shares beneficially owned by Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership, see the table under “Principal Stockholders” above and the notes thereto. The number of shares of Class B Stock owned beneficially by our directors and executive officers as a group represents approximately 28.1% of the number of outstanding shares of Class B Stock and approximately 22.6% of the aggregate voting power of the Common Stock and Class B Stock in each such case as of October 13, 2025.

OTHER INFORMATION
Website
This Proxy Statement includes references to websites, website addresses and additional materials found on those websites. The content of any websites and materials named, hyperlinked or otherwise referenced in this Proxy Statement are not incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC, and any references to such websites and materials are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
Forward-Looking Statements
Certain statements in this Proxy Statement and in other documents that we file with the SEC, may constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on management's current expectations, estimates, forecasts, assumptions and projections about future events, our future performance, the future of our business, our plans and strategies, projections, anticipated trends, the economy and other future developments and their potential effects on us. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Forward-looking statements can be identified by words such as "expect," "outlook," "forecast," "would," "could," "should," "project," "intend," "plan," "continue," "believe," "seek," "estimate," "anticipate," "may," "assume," "potential," "strive," and similar references to future periods.
Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements, including, but not limited to, those described herein and in Item 1A, "Risk Factors," of our 2025 Annual Report and from time to time in our other filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ATTN: INVESTOR RELATIONS OIL-DRI CORPORATION OF AMERICA 410 N. MICHIGAN AVE #400 CHICAGO, IL 60611-4213 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on December 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ODC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Oil-Dri Corporation of America in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on December 8, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. HOUSEHOLDING REVOCATION If you wish to revoke your consent to the receipt of stockholder information in a single package per household, you may do so by calling 1-866-540-7095. If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card. For Against Abstain The Board of Directors recommends that you vote FOR each of the listed nominees: &#9; 01)&#9; Ellen-Blair Chube &#9; 02)&#9; Paul M. Hindsley &#9; 03)&#9; Daniel S. Jaffee &#9; 04)&#9; Michael A. Nemeroff &#9; 05)&#9; George C. Roeth &#9; 06)&#9; Amy L. Ryan &#9; 07)&#9; Patricia J. Schmeda &#9; 08)&#9; Allan H. Selig &#9; 09)&#9; Lawrence E. Washow A&#9; Election of Directors Annual Meeting Proxy Card 1.&#9; Nominees: OIL-DRI CORPORATION OF AMERICA The Board of Directors recommends that you vote FOR proposal 2: 2.&#9; Ratification of the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending July 31, 2026. B&#9; Issues Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. For address changes and/or comments, please email InvestorRelations@oildri.com &#9; In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. V80152-P37904 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! SCAN TO VIEW MATERIALS & VOTEw

V80153-P37904 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 9, 2025: The Company's 2025 Proxy Statement (the "Proxy Statement") and its 2025 Annual Report on Form 10-K are available at: http://www.oildri.com/proxymaterials. 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611-4213 This Proxy is solicited on Behalf of the Board of Directors The undersigned hereby appoints Daniel S. Jaffee and Anthony W. Parker as Proxies, each with the full power to appoint his or her substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 13, 2025, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ODC2025 on December 9, 2025, at 9:30 a.m., Central Time, and any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated October 28, 2025, the receipt of which is hereby acknowledged. The Proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unavailable to serve, and to vote on any other matters which may properly come before the Annual Meeting and any adjournments thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors' recommendations. Please mark, sign, date and mail the proxy card promptly using the enclosed envelope. Proxy - OIL-DRI CORPORATION OF AMERICA (Continued and to be signed on reverse side.)